UNITED STATES
SECURITIES AND EXCHANGE COM
M
ISSIO
N
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

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Letter from our CEO

LegalZoom was founded over 20 years ago with a mission to ‘Democratize Law’. A large proportion of the US population lacks legal protection because it’s too expensive and complex. Underrepresented communities are the most disproportionately impacted. While other industries have embraced technology and the resulting increases in accessibility, the legal establishment has created structural impediments to prevent innovation, cementing as the norm, a complex and opaque experience. Betting against technology never seems to go that well, but it feels like the legal establishment placed its bet and continues to double down.

While LegalZoom began as an online legal forms company, we’ve become a destination for entrepreneurs looking to realize their dreams of self-reliance and self-ownership. Over time, Democratizing Law at LegalZoom increasingly meant helping small businesses form a legal entity and then helping them stay compliant with government agencies so that they could focus their attention on actually running and growing their businesses. Considering most of these businesses are home based and sole proprietors, and they’re coming to us before or just as they are opening, we’ve come to be viewed as more than just a legal solution provider. Oftentimes, we are their sole business advisor.

As a result of this evolution, we’re changing our mission to reflect the broader set of services we offer. Our new mission is to “Unleash Entrepreneurship.” Democratizing Law will always be a critical piece of the mission, as will keeping businesses compliant, simplifying small business tax, and helping them find the right solutions for their unique business. We aspire to remove ALL the hurdles put in front of entrepreneurs so they can start, build, and grow their businesses with as little friction as possible.

I joined LegalZoom at the end of 2019. At that time, the Company remained the leader in the space, but was drafting off its early innovations. The leadership role in the industry and the raw capabilities were still there, but a significant foundational investment in people and technology was also required to reignite product-led growth. I joined with the goal of building a world class team and a modern legal platform and we embarked on a journey to reinvent LegalZoom. Little did I know that COVID had other plans entirely.

As COVID struck, our business oscillated wildly. In anticipation of it, people created estate plans. As lockdowns were mandated and we shifted to work from home, businesses seized up and froze along with new business formations. During this turbulent period, LegalZoom lived its values and mission by creating a social impact program to fund $6 million in small business grants and free legal services, targeting the hardest hit businesses and under-represented business owners. Gradually, as living with COVID became the new norm, the resiliency and ingenuity of entrepreneurs overcame the headwinds and formations reached historic heights. Government PPP loans suspended dissolutions while stimulus and a low rate environment created capital to invest, driving growth with little business failure.

In the 12 months prior to our June 30, 2021 IPO, business formations in the US grew 59% year-over-year — lapping a period of sharp business formation declines in early 2020. In Q3 2021, right after going public, stimulus abated and the economy opened back up. US formations reversed course in the quarter going down almost 20% year-over-year and almost 10% in total over the 12 months post our IPO. Dissolutions began to accelerate to unprecedented levels.

Strong performance should not be confused with favorable conditions, just as an adverse environment shouldn’t cause a wholesale change of direction. An important leadership tenant I’ve developed through my career is to tune out extreme peaks and valleys of the environment you operate within versus reacting impulsively. While the macro environment has been fluid since COVID, over the long-term small businesses have, and will, continue to grow. And that’s why we remain persistent, bordering on stubborn, as we continue to build out our product to help them.

Over the last three years we’ve acquired and integrated three companies, sold one business, and shut down another. We moved from on premise to the cloud and modernized our product stack. We automated many manual processes and sped up delivery of our service. Even with strong growth in our core formations and compliance business, we’ve reduced the number of people required to support it so that we could fund investments in other businesses within our ecosystem. We launched two new services – LZ Tax and LZ Virtual Mail – and are about to launch another in LZ Signature. We’ve also rebuilt our partner strategy, owning compliance related solutions and partnering with best-in-class SMB solution providers outside of our core.

The investments in efficiency coupled with our new ecosystem has allowed us to evolve our core-line up and reduce pricing for customers, while growing a more predictable base of subscribers to our ecosystem. As a result, our formation transactions and our overall business as measured by revenue grew 61% and 52%, respectively, since 2019, outpacing the overall formations market. With our new line-up, we committed to growing market share by 15% in 2023.

We also invested heavily in talent over the last 3 years. Roughly 80% of our organization joined after me, so we are beginning to benefit from tenure. One of the inevitable byproducts of so many new people is the natural evolution in culture and the willingness to question what has historically been corporate norms.

I’m excited by the many opportunities we have in front of us, and by the fact that it feels like we are beginning to hit our stride. We have a highly engaged team, a clear and fresh mission, an enduring strategy, updated technology, and it’s beginning to propagate in the form of increased product velocity. We look forward to demonstrating our commitment to small businesses and thank you for your ongoing support.

Notice of Annual Meeting of Stockholders

DATE AND TIME: Tuesday, June 6, 2023 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 13, 2023

To Our Stockholders:

We are pleased to invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of LegalZoom.com, Inc. (the “Company”) on Tuesday, June 6, 2023 at 9:00 a.m., Pacific Time, online via live audio webcast by visiting www.proxydocs.com/LZ. There is no physical location for the Annual Meeting.

Items of Business

At the Annual Meeting, stockholders will vote on the following matters:

1.

To elect the one director nominee named in the proxy statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2);

3.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3); and

4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

Record Date

Only stockholders as of the close of business on April 13, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting during ordinary business hours at our principal executive offices at 101 North Brand Boulevard, 11th Floor, Glendale, California 91203.

Proxy Voting

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. You may vote online or by phone, or, if you received paper copies of the proxy materials, by mail by following the instructions on the proxy card or voting instruction card. If you vote at the Annual Meeting, any previously submitted proxy or voting instructions will not be used.

Important Notice Regarding Internet Availability of Proxy Materials

This Notice of Annual Meeting, the Proxy Statement and our 2022

Annual Report on Form 10-K are available at www.proxydocs.com/LZ.

Copies of these proxy materials are also available on our website at

https://investors.legalzoom.com.

By Order of the Board of Directors, Nicole Miller Executive Vice President, General Counsel & Secretary Glendale, CA April 26, 2023

Forward-Looking Statements and Website References

This Proxy Statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Proxy Statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Proxy Statement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be amended, updated or superseded from time to time by our subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this Proxy Statement are based upon information available to us as of the date of this Proxy Statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Proxy Statement Summary

The proxy associated with this Proxy Statement is solicited by the Board of Directors of the Company. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about April 26, 2023. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Meeting Logistics

DATE AND TIME: Tuesday, June 6, 2023 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 13, 2023

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2023 annual meeting of stockholders (the “Annual Meeting”) and the Board of Directors’ voting recommendations with respect to each proposal.

Item of Business	Board Recommendation	Page Reference
Proposal 1: Election of Director	FOR	3
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	41
Proposal 3: Advisory Vote on Frequency of Future Executive Compensation Advisory Votes	1 YEAR	44

Board of Directors Snapshot

Name	Age	Principal Occupation	Director Since	Other U.S. Public Company Boards	Committee Membership(s)
Dipanjan (“DJ”) Deb*	53	Co-Founder and CEO, Francisco Partners	2018	1	-
Brian Ruder*	50	Partner, Permira	2014	1	-
Sivan Whiteley	46	Former Chief Legal Officer and Corporate Secretary, Block, Inc.	2022	-	Nominating
Elizabeth Hamren	51	Chief Executive Officer, Ring LLC (a subsidiary of Amazon.com, Inc.)	2021	1	Compensation
John Murphy†	54	Former Executive Vice President and Chief Financial Officer, Adobe Inc.	2021	1	Audit (Chair) Nominating
Dipan Patel	40	Partner, Permira	2014	-	Compensation
Jeffrey Stibel+	49	Partner, Bryant Stibel & Company	2014	-	Nominating (Chair)
Neil Tolaney	40	General Partner, Technology Crossover Venture	2022	-	Audit
Christine Wang†	36	Partner, Francisco Partners	2019	-	Audit Compensation (Chair)
Dan Wernikoff	51	Chief Executive Officer, LegalZoom.com, Inc.	2019	-	-

†	Audit Committee Financial Expert + Chair of the Board

*

On March 28, 2023 and March 29, 2023, Mr. Ruder and Mr. Deb, respectively, notified the Company of his decision not to stand for re-election at the Annual Meeting. Mr. Ruder and Mr. Deb will each serve out the remainder of his term, which will expire at the Annual Meeting. Effective as of Annual Meeting, the size of our Board of Directors will be reduced to eight directors.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	1

Corporate Governance Highlights

We are committed to sound corporate governance practices that promote the long-term interests of our stockholders. Some of our key corporate governance practices and policies are summarized below, which are each as of the date of this Proxy Statement.

Board Oversight

+ Regular strategic updates from CEO + Board-level oversight over cybersecurity	+ Board-level oversight over ESG	+ Board-level oversight over succession planning

Board Structure & Composition

+ 90% of directors are independent + Commitment to diverse director candidate pool + Standing Board committees composed solely of independent directors	+ Independent Chair of the Board + Average director tenure of 4.3 years + 6 new directors since 2019	+ 30% female + 40% racially / ethnically diverse + 1 director identifies as LGBTQ+ + 1 of the Board’s standing committees is chaired by a woman

Other Corporate Governance Practices

+ Annual Board and committee evaluations + No hedging or pledging of Company stock	+ Annual evaluation of performance of named executive officers + No poison pill	+ Robust stock ownership guidelines for eligible non-employee directors (5x annual retainer) + Single class share structure

2	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Proposal 1:

Election of Directors

Our Board currently consists of ten directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) classify our Board of Directors into three classes of directors, serving staggered three-year terms of office, as follows:

Class I directors with terms expiring at the 2025 annual meeting of stockholders	Class II directors with terms expiring at the Annual Meeting	Class III directors with terms expiring at the 2024 annual meeting of stockholders
Dipan Patel Neil Tolaney Christine Wang	Dipanjan (“DJ”) Deb Brian Ruder Sivan Whiteley	Elizabeth Hamren John Murphy Jeffrey Stibel Dan Wernikoff

The directors designated as Class II directors have terms expiring at the Annual Meeting. On March 28, 2023 and March 29, 2023, Mr. Brian Ruder and Mr. Dipanjan Deb, respectively, notified the Board of his decision not to stand for re-election at the Annual Meeting. Mr. Ruder and Mr. Deb will each serve out the remainder of his term, which will expire at the Annual Meeting. Effective as of Annual Meeting, the size of our Board of Directors will be reduced to eight directors.

On the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of our Board, our Board selected Ms. Sivan Whiteley as its nominee for election to our Board at the Annual Meeting as a Class II director to serve for a term of three years until the 2026 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification.

Ms. Whiteley is standing for election to our Board for the first time. Ms. Whiteley joined our Board in 2022 and was initially identified as a director candidate by Russell Reynolds, a third-party search firm. A majority of our Board Directors then interviewed Ms. Whiteley and, upon a recommendation from the Nominating Committee, appointed her as a director.

Ms. Whiteley has consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that Ms. Whiteley will be unable for any reason or unwilling for good cause to serve if elected. In the event Ms. Whiteley is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that each of Dipanjan Deb, Elizabeth Hamren, John Murphy, Dipan Patel, Brian Ruder, Jeffrey Stibel, Neil Tolaney, Christine Wang and Sivan Whiteley is an independent director in accordance with applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Wernikoff is not an independent director due to his service as our Chief Executive Officer. In addition, the Board previously affirmatively determined that Mr. Khai Ha and Mr. David Yuan were independent during the respective periods in 2022 during which they served on the Board. Mr. Yuan resigned from the Board effective March 2022 and Mr. Ha did not stand for re-election at our 2022 annual meeting of stockholders.

In making the foregoing independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of shares of our common stock by each non-employee director.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	3

Board Composition

While the Nominating Committee does not prescribe a diversity policy or standard, as a matter of practice, the Company believes that a diverse Board is an effective Board. This diversity – across gender, tenure, age, race/ethnicity, and experience – brings with it a diversity of ideas and perspectives that support the Board’s role in overseeing the Company’s ongoing strategic objectives. The information below is as of the date of this Proxy Statement.

Age Distribution	Gender Diversity	Racial / Ethnic Diversity	LGBTQ+	Tenure
47 Average Age Age Range: 36 - 54	30% women	40% racially / ethnically diverse	1 director identifies as LGBTQ+	4.3 years Average Tenure

Class II Director Nominee

Age Director Since 46 2022 Committees • Nominating Committee

Sivan Whiteley

Sivan Whiteley previously served as Chief Legal Officer and Corporate Secretary of Block, Inc. (formerly Square, Inc.), a global technology company with a focus on financial services, from December 2021 to February 2023, where she oversaw a worldwide team responsible for the company’s legal, regulatory, public policy & communications, compliance, and security operations. Ms. Whiteley first joined Block, Inc. in December 2013 and previously served as Block, Inc.’s legal Director, then Block’s Associate General Counsel, as well as its General Counsel and Corporate Secretary from March 2018 to November 2021. Prior to joining Block, Inc., Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc., and was a litigator at Bingham McCutchen LLC. Ms. Whiteley holds a B.A., magna cum laude, in Political Science from the University of California, San Diego, and a J.D., cum laude, from Harvard Law School.

Qualifications

Ms. Whiteley’s vast experience with legal, regulatory and compliance and her work with small business providers, as well as her experience with governance in her former role as Chief Legal Officer at Block, Inc. qualifies her to serve on our Board of Directors.

Other Current Public Company Directorships

●   None

4	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Continuing Directors

Age Director Since 51 2021 Committees • Compensation Committee

Elizabeth Hamren

Elizabeth (Liz) Hamren has served as Chief Executive Officer of Ring, the smart doorbell and home security technology company acquired by Amazon, Inc., since March 2023. Previously, Ms. Hamren served as Chief Operating Officer of Discord Inc., a private company providing voice, video and text communication services, from December 2021 to March 2023. Prior to joining Discord, Ms. Hamren was Corporate Vice President for Gaming Experience & Platforms at Microsoft Corp., a multinational technology corporation, from May 2018 to December 2021, where she ran product and engineering for Xbox’s consumer products and services including Game Pass, all Xbox hardware and platform software, and PC experience, and as Corporate Vice President, Devices at Microsoft from March 2017 to April 2018. Prior to joining Microsoft, Ms. Hamren was Head of Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.) from August 2015 to March 2017, and was Vice President of Marketing at Dropcom from November 2012 to October 2014. She has previously held executive roles at Plantronics, Jawbone, and OQO, Inc. Ms. Hamren serves on the board of directors and as a member of the compensation committee and the cybersecurity and data privacy committee of Hasbro, Inc. Ms. Hamren holds a B.S.E in civil engineering and operations research from Princeton University and an M.B.A. from Harvard Business School.

Qualifications

Ms. Hamren’s executive leadership experience in digital products and marketing, along with her knowledge of the technology industry and the small business segment, qualifies her to serve on our Board of Directors.

Other Current Public Company Directorships

●   Hasbro, Inc. (Nasdaq: HAS)

Age Director Since 54 2021 Committees • Audit Committee • Nominating Committee

John Murphy

John Murphy served as the Executive Vice President and Chief Financial Officer of Adobe Inc., a multinational computer software company, from April 2018 until October 2021, and served as Adobe’s Senior Vice President, Chief Accounting Officer and Corporate Controller from March 2017 until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. Mr. Murphy currently serves on the board of directors and as chair of the audit committee of Pure Storage, Inc. He served as Director of DirecTV Holdings LLC from November 2007 until August 2014. He holds an M.B.A. from the Marshall School of Business at the University of Southern California, and a B.S. in Accounting from Fordham University.

Qualifications

Mr. Murphy’s extensive experience in finance and accounting, as well as his background in the technology sector, qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

●   Pure Storage, Inc. (NYSE: PSTG)

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	5

Age Director Since 40 2014 Committees • Compensation Committee

Dipan Patel

Dipan Patel serves as a partner at Permira, a leading global private equity firm, and has been with the firm since October 2009. He is Head of Global Consumer and serves on the Investment Committee and Executive Committee. Prior to that, Mr. Patel worked for The Gores Group LLC and Lehman Brothers Holdings Inc. Mr. Patel also serves on the boards of directors of Adevinta, ASA, a global online classifieds specialist company publicly-listed on the Oslo Stock Exchange, The Knot Worldwide, Boats Group, Axiom and Catawiki. Mr. Patel holds a B.A. in economics from the University of Cambridge.

Qualifications

Mr. Patel’s experience with and knowledge of technology and media companies and his private equity background qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

●   None

Chair of the Board Age Director Since 49 2014 Committees • Nominating Committee

Jeffrey Stibel

Jeffrey Stibel has served as Chair of our Board since October 2018. Mr. Stibel has been a partner of Bryant Stibel & Company, an investment and strategic advisory platform, since January 2013. Mr. Stibel also serves as a member of the board of directors of a number of privately held companies and non-profit entities. He is also a USA Today columnist and author of The New York Times bestseller Breakpoint (Macmillan: 2013) and Wired for Thought (Harvard Business Press: 2009). Mr. Stibel served as the President, Chief Executive Officer and Chairman of the Dun & Bradstreet Credibility Corporation from July 2010 to July 2015, and as Vice Chairman of Dun & Bradstreet Corporation (NYSE) from July 2015 to March 2018. Prior to that, Mr. Stibel was President and Chief Executive Officer of Web.com, Inc. (Nasdaq). From December 2006 to January 2019, Mr. Stibel served as a member of the board of directors of AutoWeb, Inc. (Nasdaq). He holds a B.S. in psychology, philosophy, and cognitive science from Tufts University and an M.Sc. in cognitive science from Brown University, where he was the recipient of a Brain and Behavior Fellowship while studying for a Ph.D. Mr. Stibel also received an honorary doctorate of business from Pepperdine University.

Qualifications

Mr. Stibel’s experience as an executive officer of various online technology companies combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

●   None

6	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Age Director Since 40 2022 Committees • Audit Committee

Neil Tolaney

Neil Tolaney is a General Partner at Technology Crossover Ventures (“TCV”), a growth equity firm focused on investments in public and private technology companies. Mr. Tolaney first joined TCV in 2011 and served as Vice President, Growth Equity from 2011 to 2013, and rejoined in March 2020. Prior to rejoining TCV in 2020, Mr. Tolaney was a Deal Partner at Francisco Partners from 2016 to 2020 and Managing Director at PersonalizationMall.com from 2013 to 2016. Mr. Tolaney holds a B.A. in economics and political science, magna cum laude, from Yale University and an M.B.A. from Harvard Business School.

Qualifications

Mr. Tolaney’s private equity expertise and his investing and operating experience in the consumer internet space qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

●   None

Age Director Since 36 2019 Committees • Audit Committee • Compensation Committee

Christine Wang

Christine Wang serves as a partner at Francisco Partners Management, L.P. (“Francisco Partners”), a global investment firm specializing in partnering with technology and technology-enabled businesses, and has been with Francisco Partners since August 2015. Prior to joining Francisco Partners, Ms. Wang was an associate at Advent International where she evaluated investments in the business services, financial services, and technology sectors. Earlier in her career, she was an investment banker in the Financial Institutions Group at J.P. Morgan. Ms. Wang also serves on the board of directors of a number of privately held technology companies. Ms. Wang holds a B.A. in economics and East Asian languages and cultures from Columbia University and an M.B.A. from the Stanford Graduate School of Business.

Qualifications

Ms. Wang’s private equity expertise combined with her experience serving on the boards of directors of privately held companies qualifies her to serve on our Board of Directors.

Other Current Public Company Directorships

●   None

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	7

Age Director Since 51 2019 Committees • None

Dan Wernikoff

Dan Wernikoff has served as our Chief Executive Officer since October 2019. From March 2019 to August 2019, Mr. Wernikoff served as a Venture Partner at TCV. From 2003 to October 2018, Mr. Wernikoff held various general manager roles at Intuit Inc., an American business software company that specializes in financial software, most recently serving as Executive Vice President and General Manager of Intuit’s Consumer Tax Group from May 2016 to May 2018. Before that role he was the General Manager of the Small Business Group from May 2014 to May 2016. He also served as the General Manager of QuickBooks from August 2010 to May 2014. Prior to his various general manager roles, Mr. Wernikoff held various product and marketing leadership positions while at Intuit. Mr. Wernikoff holds a B.S. in Finance from Miami University, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

Qualifications

Mr. Wernikoff’s extensive knowledge of our Company as Chief Executive Officer, his management background and experience in the online technology industry qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

●   None

Vote Required

Director nominees are elected by a plurality of the votes present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors, which means that the one nominee who receives the highest number of votes cast “For” such nominee is elected as a director. Stockholders may vote “For” the director nominee or may “Withhold” their vote from the director nominee. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

Our Board unanimously recommends a vote “FOR” the election to the Board of Directors of the one Class II director nominee.

8	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Our Corporate Governance

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each of our Board’s standing committees acts under a written charter. Copies of the committees’ charters are available on our website at https://investors.legalzoom.com.

Below is a summary of our current committee structure and membership information, followed by brief descriptions of each committee’s roles and responsibilities:

	Audit Committee	Compensation Committee	Nominating Committee

Elizabeth Hamren		●

John Murphy	Chair		●

Dipan Patel		●

Jeff Stibel			Chair

Neil Tolaney	●

Christine Wang	●	Chair

Sivan Whiteley			●

Number of Meetings in 2022	8	5	2

Audit Committee

Chair: John Murphy Members: Neil Tolaney Christine Wang

Duties and Responsibilities:

The principal duties and responsibilities of our Audit Committee include, among other things:

•   selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•   helping to ensure the independence and performance of the independent registered public accounting firm;

•   helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

•   discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•   developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•   reviewing our policies on risk assessment and risk management;

•   reviewing and approving related party transactions;

•   obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•   pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Qualifications:

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements set forth by the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards for membership on the Audit Committee. Each member of our Audit Committee is also financially literate in accordance with the Nasdaq listing standards. In addition, our Board of Directors has determined that each of John Murphy and Christine Wang qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	9

Compensation Committee

Chair: Christine Wang Members: Elizabeth Hamren Dipan Patel

Duties and Responsibilities:

The principal duties and responsibilities of our Compensation Committee include, among other things:

•  evaluating and approving the CEO terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans);

•  evaluating and approving executive officer terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans), with the assistance of the CEO;

•  periodically reviewing CEO and executive officer (with assistance from the CEO) goals and performance, and approving cash incentive pay, base pay adjustments and equity refreshes according to performance;

•  reviewing and approving corporate performance goals and incentives;

•  reviewing and approving, or recommending that our Board of Directors approve, equity plans and policies or other non-cash incentive compensation;

•  reviewing and recommending to our Board the compensation of our directors;

•  selecting and retaining compensation consultants and outside service providers and advisors;

•  reviewing overall philosophies, practices and policies of employee compensation as they relate to risk management and risk-taking incentives; and

•  evaluating the efficacy of the Company’s compensation policy and strategy in achieving gender and racial pay parity, positive social impact and attracting and retaining a diverse workforce.

Qualifications:

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements set forth by the Nasdaq listing standards. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee

Chair: Jeff Stibel Members: John Murphy Sivan Whiteley

Duties and Responsibilities:

The principal duties and responsibilities of our Nominating Committee include, among other things:

•  identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board of Directors and its committees;

•  approving the retention of director search firms;

•  reviewing and evaluating succession plans for executive officers;

•  considering and making recommendations to our Board regarding the composition of our Board of Directors and its committees;

•  overseeing the annual evaluation the performance of our Board of Directors and the Board’s committees;

•  evaluating the adequacy of our corporate governance practices and reporting; and

•  overseeing our environmental, social and governance policies and practices.

Qualifications:

The Board of Directors has determined that each member of the Nominating Committee meets the independence requirements set forth by the Nasdaq listing standards.

10	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Director Attendance

Our Board met seven (7) times in 2022. In 2022, each of our current directors attended at least 75% of the meetings of our Board of Directors and the respective committees of which he or she was a member held during the period such individual was a director during the year ended December 31, 2022. In addition, directors are expected to attend the Annual Meeting absent unusual circumstances. All of our directors who were then serving on the Board attended the 2022 annual meeting of stockholders, other than Mr. Patel who was unable to attend due to technical difficulties.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint the Chair of the Board and the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company and our stockholders and in accordance with Company’s stockholder agreements, as applicable. Currently, the roles of Chair of the Board and Chief Executive Officer are separated, with Dan Wernikoff serving as our Chief Executive Officer and Jeff Stibel, an independent director, serving as our Chair of the Board. Our Board believes that this leadership structure currently best serves the Board’s ability to carry out its roles and responsibilities on behalf of our stockholders. The Board believes this structure provides an effective balance between strong company leadership and oversight by independent directors. This leadership structure enables our Chief Executive Officer to focus on our business strategy and operations, while leveraging our independent Chair’s experience and allowing him to focus on governance of our Board.

Our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, the Nominating Committee periodically reviews our leadership structure to determine whether it continues to best serve the Company and its stockholders and will make recommendations to the Board as appropriate.

Director Nomination Process

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Nominating Committee periodically reviews, and recommends to our Board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. When considering director nominees, including incumbent directors for re-election, the Nominating Committee uses the criteria approved by the Board from time to time. The Board reviews director candidates in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders.

The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the Company’s industry and business. In considering candidates recommended by the Nominating Committee, the Board also considers other factors, such as:

•	possessing relevant expertise upon which to be able to offer advice and guidance to management;
•	having sufficient time to devote to the affairs of the Company;
•	demonstrating excellence in his or her field;
•	having the ability to exercise sound business judgment;
•	experience as a Board member or executive officer of another publicly held company;
•	having a diverse personal background, perspective and experience; and
•	having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experience in areas that are relevant to the Company’s business and its status as a public company. Accordingly, the Board is committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age, sexual orientation, and other demographics.

The Nominating Committee solicits ideas for possible director candidates from a number of sources, including members of the Board, our Chief Executive Officer and other senior-level executive officers and our outside advisors. The Nominating Committee may also engage professional search firms from time to time to assist it in identifying potential director candidates. In 2022, the Company utilized the services of Russell Reynolds, a third-party director search firm, to identify and evaluate potential director candidates based on the criteria and principles described above.

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The Nominating Committee will also consider director candidates recommended by LegalZoom’s stockholders. Any stockholder who wishes to recommend director nominees for consideration by our Nominating Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so by sending each proposed director candidate’s name and a description of his or her qualifications for Board membership to the Chair of the Nominating Committee no later than January 1 prior to the next annual meeting of stockholders by sending an email to investor@legalzoom.com or in writing, c/o our General Counsel & Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203. The recommendation must contain all of the information regarding the nominee required under the “advance notice” provisions of our Bylaws. Each recommended director candidate must also provide a list of references and agree (i) to be interviewed by members of the Nominating Committee or other directors in the discretion of the Nominating Committee and (ii) to a background check or other review of his or her qualifications.

The Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which it evaluates other director candidates.

Director Nomination Rights

In June 2021 in connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with each of (i) LucasZoom, LLC (collectively with its affiliated investment entities, “Permira”) and (ii) FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “FP”, and together with Permira, the “Lead Sponsors”) to provide certain rights with respect to their ability to designate members of our Board of Directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our Board to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO and (ii) one individual for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our Board under applicable laws, the rules of Nasdaq, our Bylaws and any of our Company policies. If a Sponsor Designee resigns from his or her seat on our Board or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Sponsor Designee of the applicable Lead Sponsor, subject to compliance with applicable laws, rules and regulations.

Following the completion of the IPO, Mr. Patel and Mr. Ruder were each nominated as a Sponsor Designee by Permira and Mr. Deb and Ms. Wang were each nominated as a Sponsor Designee by FP. Mr. Deb and Mr. Ruder are not standing for re-election at the Annual Meeting. Pursuant to the Director Nomination Agreement, following the Annual Meeting each of Permira and FP will retain their respective right to designate one additional member of our Board of Directors.

Nasdaq Board Diversity Matrix

The information below is as of the date of this Proxy Statement:

Nasdaq Board Diversity Matrix
Total Number of Directors:	10

	Female	Male

Part I: Gender Identity

	3	7

Part II: Demographic Background

Asian	1	3

White	2	4
LGBTQ+	1

12	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Risk Oversight

FULL BOARD

Our full Board is responsible for overseeing the management of major risks facing the Company and the establishment and maintenance of processes and controls to manage these risks.

Our full Board has overall responsibility for evaluating key business risks faced by the Company, including, but not limited to, information security and cybersecurity, competition and regulation. In addition, our three standing committees regularly report to the full Board with updates on their areas of designated risk oversight responsibilities.

AUDIT COMMITTEE

•  Assist the Board in fulfilling its oversight responsibility relating to the Company’s major risk exposures.

•  Oversees the Company’s enterprise risk management (“ERM”) process; meets regularly with ERM Committee and independent registered public accounting firm to discuss the Company’s ERM activities.

•  Oversees the Company’s cybersecurity risks; meets regularly with the Director of Information Security regarding cybersecurity and data privacy risk management.

•  Reviews and oversees policies related to the Company’s investments, cash and foreign exchange management and major financial risk exposures.

•  Monitors compliance with legal and regulatory requirements.

•  Responsible for reviewing and approving or disapproving any related party transactions.

COMPENSATION COMMITTEE

•  Reviews and oversees risks arising from our compensation policies and practices.

•  Ensures we have appropriate practices and policies in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

NOMINATING COMMITTEE

•  Review risks relating to our corporate governance practices.

•  Oversees our ESG policies and practices and any related risks.

•  Oversees the Company’s CEO and executive officer succession planning.

SENIOR MANAGEMENT

Our management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, data privacy and financial risks.

We have a management-level ERM Committee, which includes our Chief Financial Officer, Chief Operating Officer and Chief Technology Officer and is chaired by our General Counsel. The ERM Committee meets monthly and is responsible for establishing and maintaining the Company’s ERM framework and identifying, managing and mitigating risks in all areas of the Company’s business. Our ERM Committee categorizes risks as either compliance, operational, reputational or strategic. Within each category, we seek to identify and remediate risks and promote monitoring and reporting across compliance functions. The Chair of the ERM Committee or her delegate reports regularly to the Audit Committee to provide updates concerning the risks facing the Company, along with updates regarding the mitigation and responsive activities underway to address such risks.

In addition, our Chief Information Officer and Director of Information Security reports regularly to the Audit Committee regarding cybersecurity and data privacy risk management processes and activities, and on the adequacy and effectiveness of the Company’s information security policies and practices and internal controls regarding information security.

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Annual Board & Committee Evaluations

The Nominating Committee oversees an annual evaluation of the performance of the Board, including each committee of the Board. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures.

Executive Sessions

In order to promote open discussion among independent directors, our Board holds regular executive sessions of independent directors, which sessions are chaired by our independent Chair of the Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our corporate website at https://investors.legalzoom.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose amendments to our Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website.

Corporate Governance Guidelines

Our Board has adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our Board and its committees operate. These principles cover a number of areas, including the role of our Board of Directors, its composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual Board assessments, Board committees, director orientation and continuing education and others. A copy of our Corporate Governance Guidelines is available on our website at https://investors.legalzoom.

Overboarding Policy

Our Corporate Governance Guidelines provide that directors may not serve on the board of more than four public companies, including our Board of Directors. In addition, directors who are executive officers of public companies may not serve on the boards of more than one other public company, in addition to our Board of Directors.

Anti-Hedging and Pledging Policy

Our Insider Trading Policy specifically prohibits our directors and officers and members of their immediate families and households and such persons’ controlled entities from engaging in short sales, transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities, and hedging transactions. Our Insider Trading Policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or on our Compensation Committee.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our Board or any individual director may send a written communication to the Board or such director c/o LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203, Attn: General Counsel. The General Counsel will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations, or is unduly hostile, threatening or similarly inappropriate.

14	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Environmental, Social and Governance Initiatives

We believe everyone should have access to legal help when they need it, no matter who they are or what their socioeconomic status may be. That’s why some of our most important work extends beyond our business. This includes our commitment to environmental, social, and governance (“ESG”) matters, where our people-first focus guides how we do business, foster trust, and build long-term value.

At the Board level, our Nominating Committee has overall responsibility for overseeing the Company’s ESG activities in coordination with other committees and the full Board, as appropriate. The Compensation Committee has overall responsibility for human capital management related matters, including evaluating the efficacy of the Company’s compensation policy and strategy in achieving gender pay parity, positive social impact and attracting a diverse workforce. In addition, to further strengthen oversight of ESG, in 2022, LegalZoom created a cross-functional management-level steering committee led by senior executives and chaired by our General Counsel, which helps to guide the Company’s ESG initiatives.

Below are highlights from some of our recent ESG-related initiatives:

Social Impact

●   Fast Break for Small Businesses. In the fall of 2021, we announced a multi-year deal with the National Basketball Association, Women’s National Basketball Association, and NBA G League in a first-of-its-kind partnership rooted in social impact. We committed $6 million in grants and services over three years to small business owners in under-represented communities. In our most recent grant cycle, which occurred during Black History Month 2023, we had over 12,100 applicants from a total of 48 states and the District of Columbia. The cycle focused exclusively on Black-owned businesses—50 small business owners were awarded $10,000 grants, and 2,000 small business owners received free LegalZoom products.

●   Partnerships & Social Entrepreneurship. We have partnerships with two nonprofits, Accion Opportunity Fund and Defy Ventures, both of which support and further small business ownership in under-represented communities. We have contributed over $600,000 in funding since 2021 to these nonprofits. By helping to fund their programs, we are able to help further economic growth in the small business community, focusing on people of color, women, immigrants, and formerly incarcerated individuals. We also fund a scholarship at University of Southern California’s Brittingham Social Enterprise Lab, which is one of the only social impact master’s programs in the country.

●   Giving & Volunteerism. Our giving policy provides every employee time off for community service and dollar-for-dollar donation matching up to $500 annually through our LegalZoom Gives platform. In addition, in the fall of 2022, we held our second annual Impact Week—a full week of service for our employees to participate in volunteer activities, educational events for various causes, and giving campaigns. In 2022, our employees raised over $101,000 for various causes and initiatives and gave over 667 hours of community service time.

Human Capital

●   People First. One of our core values is People First. By that, we not only mean caring for and protecting the millions of customers we have served since inception, but investing in, empowering and fostering trust and wellness among our employees. In order to better understand the needs of our employees, we launched a new employee feedback platform that allows us to survey our employees on a regular basis. We were able to establish baseline employee overall satisfaction, or OSAT, along with other feedback that measures satisfaction in a variety of areas. We are now able to take very specific action based on the voice of the employee to better serve our organization.

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●   Employee Wellness. We prioritize mental health and work/life balance. We provided dedicated time off during a “wellness week” in 2022 to encourage employees to relax and recharge. In addition, we made a number of meaningful enhancements in 2022’s November Open Enrollment for 2023, including increasing our offerings on mental health and parental leave for non-birthing parents, additional gender equality benefits, additional sick-time off and paid company holidays, and new lifestyle benefits for our employees to utilize for areas that are most useful to them, and expanding coverage on our dental and vision plans.

●   High Performance Culture. Our primary compensation strategy is to promote a pay-for-performance culture. Our guiding principles are anchored on the goals of being able to attract, incentivize, and retain talented employees who can develop, implement, and drive long-term value creation strategies. We’ve designed our compensation approach so that every employee has a component of their compensation that is performance or incentive driven. We offer competitive compensation that we believe is aligned with the market and fair relative to our peers. In 2022, we also launched an employee recognition tool that rewards and provides visibility to our employees’ accomplishments.

●   Employee Resource Groups. We believe we are thriving when every voice is nurtured and heard. We have six employee resource groups today, including Pride Zoomer Alliance Network, Lift Every Voice Black Network, RiseUp Women’s Network, Women in Tech Network, Asian American Pacific Islander Community, and Nos Unimos LatinX Network, each with dedicated internal funding, executive sponsorship and a focus on supporting diversity, equity, and inclusion within and outside of LegalZoom. These networks have built internal mentorship and development programs, and contributed to their broader communities outside of LegalZoom through their initiatives.

Data Security & Privacy

Data security and privacy is also important to our operations. We strive to meet or exceed expectations with respect to maintaining the confidentiality of the information in our possession. Our customers and employees trust us with their most sensitive information, including business plans, intellectual property, tax information, and the intimate details of their personal documents, for example wills. To help ensure the security of this data, we have implemented security practices that maintain physical, technical and administrative safeguards. We also conduct regular risk assessments to evaluate the effectiveness of our program to help ensure that we are continuing to expand and adapt to a changing threat landscape.

We are equally committed to protecting our customers’ privacy. As part of this commitment, we have adopted data stewardship principles that inform our partnerships with third parties and other data sharing arrangements. These principles, which are based on principles of transparency and consent, align with our commitment to never sell our customers’ data. We conduct robust privacy reviews of our vendors for new or modified internal processes.

16	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Director Compensation

Eligible Director Compensation Policy

We provide cash and stock compensation to certain non-employee directors for their services as directors or members of committees of the Board of Directors. Our Eligible Director Compensation Policy (the “Policy”) provides each member of our Board of Directors who is not also serving as our employee or as an employee of any of our subsidiaries and is not associated with or nominated by a private equity fund, venture capital fund or other entity that owned shares of our capital stock prior to the effective date of the registration statement filed in connection with our IPO (each, an “Eligible Director”) with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on our Board of Directors. Additional fixed annual cash retainer fees are paid to Eligible Directors for committee membership and chairperson service.

The Eligible Directors eligible to participate in the Policy are Liz Hamren, John Murphy and Sivan Whiteley.

Certain principal features of the compensation provided under the Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the Policy.

Annual Cash Compensation

Effective August 2022, the Compensation Committee approved an increase in the retainer paid to members of the Nominating Committee to $5,000 (from $4,000) and an increase in the retainer paid to the Chair of the Nominating Committee to $10,000 (from $8,000). The annual cash compensation amounts set forth below are payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each quarter in which the service occurred. If an Eligible Director joins the Board of Directors or a committee thereof at a time other than effective as of the first day of a quarter, his or her first quarterly installment will be pro-rated based on days served in the applicable quarter. All annual cash fees are vested upon payment.

Annual Board Service Retainer

All Eligible Directors:	$35,000

Non-Executive Chair of the Board (if any):	$85,000 (inclusive of annual Board service retainer)

Lead Independent Director (if any):	$51,500 (inclusive of annual Board service retainer)

Annual Committee Member (non-Chair) Service Retainer

Audit Committee:	$10,000

Compensation Committee:	$7,500

Nominating Committee:	$5,000

Annual Committee Chair Service Retainer (Inclusive of Committee Member Service Retainer)

Audit Committee:	$20,000

Compensation Committee:	$15,000

Nominating Committee:	$10,000

Prior to the start of each year, an Eligible Director may elect to receive 100% of his or her annual cash compensation for the next year as restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) or any successor equity plan for that number of shares equal to (a) the projected annual cash compensation for such Eligible Director for the year based on Board of Director and committee membership as of the first day of such year divided by (b) the average closing price of our common stock, as reported on Nasdaq, over the 30 calendar day period ending five calendar days before the date of grant (the “Share Price”). Any such RSU grant is referred to as the “Optional RSU Grant.” We reimburse all of our directors for their travel expenses incurred in attending meetings of our Board of Directors and/or its committees.

Equity Compensation

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director will automatically, upon the date of his or her initial election or appointment, as applicable, be granted an

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	17

RSU for that number of shares of our common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of grant, provided in each case that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the Board of Directors, at the close of business on the date of each annual meeting of our stockholders, each person who is then an Eligible Director will automatically be granted an RSU for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director on a date other than at an annual meeting of stockholders will automatically, on the date of his or her initial election or appointment to be an Eligible Director, be granted an RSU for that number of shares of our common stock equal to (i) $200,000 multiplied by a fraction, the numerator of which is the number of days between such date of appointment or election and the next June 1, divided by (ii) the Share Price, rounded down to the nearest whole share. Each such pro-rated annual grant will vest in a single installment on the earlier to occur of (a) the close of business on the day before our next annual meeting of stockholders and (b) the next June 1, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Notwithstanding the foregoing, for each Eligible Director in office as of immediately prior to the closing of a Change in Control (as defined in the 2021 Plan), his or her then-outstanding equity awards granted pursuant to the Policy will become fully vested immediately prior to the closing of such Change in Control.

2022 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during 2022. Mr. Wernikoff also served on our Board of Directors but did not receive any additional compensation for his service as a director and therefore is not included in the table below. The compensation for Mr. Wernikoff as an executive officer is set forth below under “Executive Compensation Tables—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Jeffrey Stibel	—	—	—	—

Dipanjan Deb(2)	—	—	—	—

Khai Ha(2)	—	—	—	—

Elizabeth Hamren	39,375	226,982	—	266,357

John Murphy	59,000	226,982	—	285,982

Dipan Patel	—	—	—	—

Brian Ruder(2)	—	—	—	—

Neil Tolaney	—	—	—	—

Sivan Whiteley	31,500	456,538	—	488,038

Christine Wang	—	—	—	—

David Yuan(2)	—	—	—	—

18	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

(1)

Amounts reflect the aggregate grant date fair value of time-vested RSUs granted to the directors during the year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Codification Standard Topic No. 718, Compensation—Stock Compensation (“ASC 718”). These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. The following table provides information regarding the number of shares of common stock underlying stock options and RSUs granted to our non-employee directors that were outstanding as of December 31, 2022:

Name	Option Awards Outstanding at Year End (#)	Stock Awards Outstanding at Year End (#)

Jeffrey Stibel	75,696(a)	—

Dipanjan Deb	—	—

Khai Ha	—	—

Elizabeth Hamren	—	21,614

John Murphy	—	23,355

Dipan Patel	—	—

Brian Ruder	—	—

Neil Tolaney	—	—

Sivan Whiteley	—	29,690

Christine Wang	—	—

David Yuan	—	—
(a) Includes an option to purchase 13,584 shares of common stock held by Bryant Stibel Fund I, LLC.

(2)

Mr. Yuan resigned from our Board of Directors on March 18, 2022. Mr. Ha did not stand for re-election at our 2022 annual meeting of stockholders and ceased to be a director on June 8, 2022. Mr. Deb and Mr. Ruder are not standing for re-election at the Annual Meeting and will each serve out the remainder of his term, which will expire at the Annual Meeting.

Eligible Director Stock Ownership Guidelines

In November 2022, the Compensation Committee adopted Non-Employee Director Stock Ownership Guidelines (the “Ownership Guidelines”). The Ownership Guidelines require that each Eligible Director own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer (but not including any additional retainer paid as a result of service as a Board chair, committee chair or committee member) within five years of the date of adoption of the Ownership Guidelines or, if newly appointed to the Board, within five years of joining the Board. Shares of common stock that count towards satisfaction of the Ownership Guidelines include: (i) shares beneficially owned by the Eligible Director (including shares held by his or her immediate family members or held in trust for the benefit of the Eligible Director or his or her immediate family members), (ii) unvested time-based RSUs, and (ii) any deferred shares, vested deferred stock units or deferred RSUs that may only be settled in shares of LegalZoom common stock.

After the five-year phase-in period for complying with the Ownership Guidelines, if an Eligible Director is not in compliance with his or her ownership requirement as set forth in the Ownership Guidelines, the Eligible Director must retain 100% of his or her net shares received as a result of the vesting of any RSUs granted to the Eligible Director by the Company.

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Executive Officers

The following individuals constitute our executive officers. The information is current as of the date of this Proxy Statement. Information on the business background of Dan Wernikoff is set forth under “Proposal 1: Election of Directors.”

Name	Age	Position
Dan Wernikoff	51	Chief Executive Officer and Director
Nicole Miller	39	Executive Vice President, General Counsel and Secretary
Rich Preece	47	Chief Operating Officer
Shrisha Radhakrishna	45	Chief Technology Officer and Chief Product Officer
Noel Watson	48	Chief Financial Officer

Nicole Miller

Nicole Miller has served as our Executive Vice President and General Counsel since June 2020, and as our Secretary since August 2020 and served as our interim Chief People Officer from August 2020 to April 2021. From July 2014 to June 2020, Ms. Miller held various roles at The Honest Company, an American consumer goods company, most recently serving as General Counsel. Prior to The Honest Company, Ms. Miller practiced corporate law at the law offices of Cooley LLP and Gibson Dunn & Crutcher LLP. Ms. Miller was a Senate Fellow in the California State Senate from October 2005 to September 2006. Since December 2021, Ms. Miller has served on the governing board of Defy Ventures, Inc. Ms. Miller holds a B.A. in humanities from Stanford University and a J.D. from the University of Texas School of Law.

Rich Preece

Rich Preece has served as our Chief Operating Officer since December 2019. From 2002 to December 2019, Mr. Preece held various roles at Intuit Inc., an American business software company that specializes in financial software, most recently serving as Senior Vice President and Head of Customer Success for the Small Business and Self-employed group from August 2019 to December 2019. Prior roles include Senior Vice President and US Country Manager and Vice President and Managing Director, Europe, Middle East, and Africa (EMEA). Mr. Preece holds a B.S. in Marketing from Bournemouth University.

Shrisha Radhakrishna

Shrisha Radhakrishna has served as our Chief Technology Officer since August 2020 and Chief Product Officer since October 2021. From April 2009 to August 2020, Mr. Radhakrishna held various roles at Intuit Inc., an American business software company that specializes in financial software, most recently serving as Vice President of Product Development from August 2016 to August 2020. Prior to Intuit Inc., Mr. Radhakrishna served as Director of Engineering at BooRah, Inc. Mr. Radhakrishna holds a B.Eng. degree in Information Science from Bangalore University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Noel Watson

Noel Watson has served as our Chief Financial Officer since November 2020. From June 2019 to November 2020, Mr. Watson served as Chief Financial Officer at TrueCar, Inc., an automotive pricing and information website for new and used car buyers. From April 2006 to June 2019, Mr. Watson served in various roles at TripAdvisor, Inc., an American company which operates as an online travel company, including as Vice President - Finance and Chief Accounting Officer. Mr. Watson has served on the board of directors of Affirm Holdings, Inc. since September 2022. He previously served on the board of directors of Zynga Inc. from July 2020 to May 2022. Mr. Watson holds a B.S. in accounting from Bryant University.

20	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the material elements of the Company’s executive officer compensation program and analyzes the compensation decisions made for our executive officers included in the Summary Compensation Table below (the “named executive officers”).

Named Executive Officers

Our named executive officers for 2022 were:

Name	Position

Dan Wernikoff	Chief Executive Officer and Director

Noel Watson	Chief Financial Officer

Rich Preece	Chief Operating Officer

Shrisha Radhakrishna	Chief Technology Officer and Chief Product Officer

Nicole Miller	Executive Vice President, General Counsel and Secretary

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, motivate and retain quality executive officers to ensure the success and growth of the Company;

•	Align executive compensation with the Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders; and

•

Utilize performance metrics aligned with the Company’ business objectives and our stockholder interests in the short-, mid- and long-term to drive accountability, recognize performance, drive engagement and retention, and manage risks associated with underperformance.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation paid or awarded to each of the named executive officers. The Compensation Committee annually evaluates the performance of each of the named executive officers and determines compensation levels based on its performance evaluation. The Compensation Committee also, among other things, approves our executive compensation plans and policies and is responsible for administering our equity incentive plan, with authority to approve award grants under the plan. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other named executive officers.

Each element of our executive compensation program was unanimously approved by the Compensation Committee. All Compensation Committee members are independent under applicable Nasdaq rules. None of our named executive officers is a member of our Compensation Committee or otherwise had any role in determining the compensation of our other named executive officers, other than the Chief Executive Officer’s recommendations to the Compensation Committee as to the compensation of the other named executive officers.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants and outside service providers and advisors to advise the Compensation Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. In 2022, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant, who has served as the Compensation Committee’s compensation consultant since 2021. The Compensation Committee was directly responsible for the appointment, compensation and oversight of FW Cook’s work. The Compensation Committee assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules and concluded that no conflict of interest existed with respect to FW Cook’s services to the Compensation Committee. FW Cook has not performed any services for us, except for compensation-related services on behalf of, and as instructed by, the Compensation Committee.

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FW Cook’s services related to 2022 compensation included advising the Compensation Committee on the newly constructed peer group described below, the design of our 2022 bonus structure and compensation-based retention mechanisms, and other equity-based compensation policies and practices. FW Cook also advised the Compensation Committee on the August 2022 changes to the Company’s Eligible Director Compensation Policy discussed above.

Peer Group

The Compensation Committee periodically selects a peer group of companies in our industry to assist the committee in making its compensation decisions. Although the Compensation Committee reviews and discusses the peer company compensation data provided by its compensation consultant to help inform its decision-making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

In connection with the Company’s IPO, the Compensation Committee, in consultation with its independent compensation consultant, selected a newly constructed peer group consisting of the following companies (the “IPO peer group”):

Anaplan, Inc.	Elastic N.V.	LiveRamp Holdings, Inc.
AppFolio, Inc.	Etsy, Inc.	Momentive Global Inc.
Avalara, Inc.	Five9, Inc.	Smartsheet Inc.
BigCommerce Holdings, Inc.	Fiverr International Ltd.	Upwork Inc.
Box, Inc.	GoDaddy Inc.	Wix.com Ltd.
CarGurus, Inc.	GrubHub Inc.	Zendesk, Inc.
Chegg, Inc.	Guidewire Software, Inc.	Zillow Group, Inc.
Dropbox, Inc.	HubSpot, Inc.

In August 2022, the Compensation Committee, with assistance from FW Cook, reviewed the list of peer group companies selected in connection with our IPO, and re-calibrated the peer companies to reflect our business expectations with respect to market capitalization, headcount, and projected revenue into 2023. As a result of this re-evaluation, seven companies used in the IPO peer group were removed from the 2023 peer group (Anaplan, Inc., Etsy, Inc., GoDaddy Inc., Grubhub Inc., HubSpot, Inc., Zendesk, Inc. and Zillow Group, Inc.), and nine new companies were added (8x8 Inc., Angi Inc., Alteryx, Inc., BlackLine, Inc., New Relic, Inc., Nutanix, Inc., Sprout Social, Inc., Yelp Inc. and Zuora Inc.). As a result, our peer group for 2023 consists of the following companies:

8x8 Inc.	Chegg, Inc.	Nutanix, Inc.
Alteryx, Inc.	Dropbox, Inc.	Smartsheet Inc.
Angi Inc.	Elastic N.V.	Sprout Social, Inc.
AppFolio Inc.	Five9, Inc.	Upwork Inc.
Avalara, Inc.	Fiverr International Ltd.	Wix.com Ltd.
BigCommerce Holdings, Inc.	Guidewire Software, Inc.	Yelp Inc.
BlackLine, Inc.	LiveRamp Holdings, Inc.	Zuora Inc.
Box, Inc.	Momentive Global Inc.
CarGurus, Inc.	New Relic, Inc.

Role of Stockholder Say-on-Pay Votes

Because we were a newly public, emerging growth company in 2021, we are eligible for a transition period prior to holding our first advisory vote on the compensation of our named executive officers (the “say-on-pay vote”). Starting no later than the third anniversary of our IPO, we will be required to provide our stockholders with the opportunity to cast a say-on-pay vote. We expect to hold our first say-on-pay vote at our 2024 annual meeting of stockholders.

Material Elements of Compensation

Our Compensation Committee reviews compensation annually for our named executive officers and other members of our senior management team. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, Company and individual performance compared to our expectations and objectives, the historical compensation levels of our executives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

The current elements of our executive compensation program are annual base salaries, annual performance-based cash awards, equity-based incentive awards and certain employee benefits, each of which are discussed in more detail below.

22	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

We aim to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our named executive officers’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances.

Annual Base Salary

Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed annually, typically in connection with our annual performance review process in March of each year, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities and performance relative to individual, team and Company goals and objectives. No named executive officers are entitled to any automatic base salary increases.

The 2022 base salary for the named executive officers were generally held flat in 2022, except that Mr. Preece’s salary was increased as part of the post-IPO transition from $300,000 to $400,000, which was slightly below the median of the IPO peer group. Further, Mr. Wernikoff’s salary in 2022 was not increased after a salary reduction in 2021 from $800,000 to $500,000, which was also slightly below the median of the IPO peer group. The 2022 base salary for each of our named executive officers, as approved by the Compensation Committee in March 2022, was as follows:

Name	Base Salary

Dan Wernikoff	$500,000

Noel Watson	$450,000

Rich Preece	$400,000

Shrisha Radhakrishna	$400,000

Nicole Miller	$400,000

Annual Bonus Plan

Our named executive officers are eligible to receive an annual incentive bonus under our annual bonus plan, which is administered by our Compensation Committee. Based on input from FW Cook, the Compensation Committee redesigned the structure of the annual bonus plan for 2022 to ensure it was not discretionary, to set goals that were relevant and aligned to the Company’s 2022 objectives and strategy, and to add additional performance incentives for achievement against the Company’s North Star long-term strategic priorities.

For 2022, the bonus payout under our annual bonus plan was based upon the achievement of three pre-established corporate financial objectives: (i) net bookings plus partner and other revenue, (ii) CEBITDA (Adjusted EBITDA + change in deferred revenue), and (iii) subscription bookings. The Compensation Committee chose subscription bookings to align with the Company’s strategic goal of providing long-term value to customers beyond business formations. The Compensation Committee chose net bookings plus partner and other revenue because it believes this metric reflects the Company’s overall business on both a transactional and subscription basis, and it chose CEBITDA to align with the Company’s focus on profitability combined with its strategy to drive subscriptions bookings versus in-period revenue recognition.

For 2022, the target bonus payout (as a percentage of base salary) for our named executive officers was as follows:

Named Executive Officer	2022 Target

Dan Wernikoff(1)	96.25%

Noel Watson(1)	71.25%

Rich Preece(1)	71.25%

Shrisha Radhakrishna(1)	71.25%

Nicole Miller	50%

(1)  For Mr. Wernikoff, represents the weighted average target bonus payout based on a 75% target from January 1, 2022 through February 28, 2022 and a 100% target from March 1, 2022 through December 31, 2022. For Messrs. Watson, Preece and Radhakrishna, represents the weighted average target bonus payout based on a 50% target from January 1, 2022 through February 28, 2022 and a 75% target from March 1, 2022 through December 31, 2022.

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The overall annual bonus plan payout for each named executive officer was based upon the following two factors:

1.

Pre-established Corporate Performance Goals (75%). For 2022, our pre-established corporate performance goals consisted of year-over-year growth rate for combined net bookings and partner and other revenue (weighted 25%), CEBITDA (defined as Adjusted EBITDA + change in deferred revenue) (weighted 40%) and year-over-year growth rate in subscription bookings (weighted 35%). The bonus plan also required CEBITDA to be at least 75% of the target for any award to be earned. A summary of our 2022 performance measures as well as our related 2022 results are below:

Performance Measure	Weight	FY2022 Performance Goals(1)			FY22 Actual	Achievement (as a % of Target)	Resulting Bonus Funding (as a % of Target)
		Minimum Threshold	Target	Maximum

YoY Growth % of Net Bookings + Partner & Other Revenue	25%	12%	16%	20%	6%	37.5%	0%

CEBITDA (Adjusted EBITDA + change in deferred revenue)(2)	40%	$55.6 million	$69.5 million	$83.4 million	$83.0 million	119.4%	140.8%

YoY Growth % of Subscription Bookings	35%	20%	25%	29%	19.9%	79.6%	0%

(1)	The payout for each performance goal assumes proration of achievement between tiers. If the achievement of any goal is below the threshold payout tier, the payout for that measure will be zero.

(2)

For purposes of our annual bonus plan, Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 1, 2023. In addition, the CEBITDA calculation for 2022 was net of the estimated impact of the Company’s new product line-up testing of $2.1 million.

In addition, the 2022 bonus formula allows the Compensation Committee to adjust the amount funded Company-wide by 30% of the Company’s target bonus pool. The adjustment is based on assessment of long-term performance-based strategic priorities. In determining whether to adjust the bonus pool to increase or decrease the annual bonus payout, the Compensation Committee considers the Company’s achievement of goals related to: (i) successful new product and partnership launches; (ii) ability to drive successful new business growth; (iii) launch of new platforms for scaled product offerings and services; (iv) implementation of technology to scale internal operations; and (v) ability to drive employee and customer engagement.

The Compensation Committee made a qualitative adjustment to the annual incentive bonus pool of 18.7% in recognition of the Company’s progress against its North Star priorities, including achievements above expectations on the following: progress towards the launch of its new product lineup, the integration of a new subscription-based product (virtual mail) into the Company’s core product line-up, the launch of new platforms for scaled product offerings and services, the implementation of technology to scale internal operations, and improvements in the redesign of the Company’s customer portal to drive increased customer engagement.

2.

Evaluation of Individual Performance (25%). Performance was measured at year-end and the Compensation Committee determined that although two of the three corporate performance goals were achieved below the threshold level given macroeconomic factors, overall Company performance relative to our long-term goals was strong, as was individual performance for each of the named executive officers. The 25% individual portion of the annual bonus plan award was paid to the named executive officers based on the following:

Named Executive Officer	Rating	Key Achievements
Dan Wernikoff	Met Expectations	Recognition of progress towards the optimization of the Company’s product line-up combined with increased profitability and the introduction and integration of multiple transformational growth opportunities to drive our subscriptions business.
Noel Watson	Met Expectations	Support of new commercialization opportunities across the business, including new partnerships and acquisitions, combined with continued automation and infrastructure improvements and internal leadership and talent attraction.
Rich Preece	Met Expectations	Progress made on introduction of the new LZ tax business and the transformation of the Company’s fulfillment and care organizations.

24	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Named Executive Officer	Rating	Key Achievements
Shrisha Radhakrishna	Exceeded Expectations	Improved employee and application infrastructure, progress towards the Company’s product line-up, and new product integrations and improvements.
Nicole Miller	Met Expectations	Launching the Company’s alternative business structure in Arizona and internal partnership on a number of complex integration and acquisition transactions.

As a result of the foregoing, the following annual bonus amounts were awarded to our named executive officers for 2022:

Named Executive Officer	2022 Target Incentive ($)	Total Payout ($)	Payout % of Target Bonus

Dan Wernikoff	481,250	360,000	75%

Noel Watson	320,625	230,400	72%

Rich Preece	271,298	185,000	68%

Shrisha Radhakrishna	285,000	255,600	90%

Nicole Miller	200,000	144,000	72%

Equity Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees, directors and consultants, including our named executive officers. At December 31, 2022, stock option awards and RSU awards were the only forms of equity awards we granted to our named executive officers.

We use a combination of RSU awards and stock options to diversify the equity compensation we use to incentivize and deliver value to our named executive officers. We use stock options as an incentive to increase our stock price after grant. The RSUs align with long-term stockholders and require both continued service and stock price value maintenance to deliver intended values. Our Compensation Committee generally grants equity awards following our annual review process in the spring, or as the Compensation Committee otherwise deems appropriate.

The Committee added performance-based RSUs to the program in 2023 as part of the evolution of the compensation program from pre-IPO conventions over the first couple of years after becoming publicly traded.

Annual 2022 Equity Grants

Based on input from FW Cook, including the use of peer group data, the Compensation Committee determined that named executive officers would receive 50% of the target grant value of their annual equity grants in the form of stock options to reflect the portion at risk for performance in the form of stock price increase and 50% of the target grant value of their annual equity grants in the form of RSUs. The number of stock options and RSUs granted to each named executive officer in March 2022 is set forth in the table below:

Name	Stock Options Granted (#)	RSUs Granted (#)	Total Annual Grant Value ($)(1)
Dan Wernikoff	776,397	310,559	9,526,394
Noel Watson	388,197	155,279	4,763,180
Rich Preece	388,197	155,279	4,763,180
Shrisha Radhakrishna	388,197	155,279	4,763,180
Nicole Miller	242,622	97,049	2,976,975

(1)  Amounts reported represent the aggregate grant-date fair value of RSU and stock option awards granted to our named executive officers during 2022 computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the RSU and stock option awards reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023.

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The number of RSUs granted to our named executive officers in March 2022 was determined by dividing the target grant value of the award by our closing stock price on the fourth day following the release of our 2021 earnings in March 2022. The number of stock options granted to our named executive officers was determined by multiplying the number of RSUs granted to each named executive officer by 2.5 to reflect a reasonable tradeoff between options and RSUs (assumed 40% Black Scholes fair value). Stock options are granted with the exercise price set equal to the closing price of our common stock on the date of grant. As a result, if our stock price were not to increase, the stock options will not deliver any economic value. The stock options and RSUs reflected in the table above vest over four years to provide an additional retention incentive.

Mid-Year 2022 Equity Grants (Excluding CEO)

Dynamic changes in the market resulted in a gap between the compensation of our named executive officers and the data in our peer group. In August 2022 the Compensation Committee determined that it was in the best interests of the Company to grant additional RSUs, vesting over four years, to certain of our named executive officers, excluding Mr. Wernikoff, our Chief Executive Officer, in order to enhance their stake and retention value. The number of RSUs granted to each named executive officer is set forth in the table below:

Name	RSUs Granted (#)	RSU Grant Value ($)(1)
Dan Wernikoff	—	—
Noel Watson	78,554	908,084
Rich Preece	78,554	908,084
Shrisha Radhakrishna	78,554	908,084
Nicole Miller	19,638	227,015

(1)  Amounts reported represent the aggregate grant-date fair value of RSU awards granted to our named executive officers during 2022 computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the RSUs reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023.

Employee Benefits and Perquisites

We have generally not offered special benefits to our named executive officers. We provide 401(k) matching contributions as discussed under “Health and Welfare and Retirement Benefits” below. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. We also maintain an employee stock purchase plan in order to enable eligible employees, including our eligible named executive officers, to purchase shares of our common stock at a discount.

Health and Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 80% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Code, and we make an employer matching contribution to the plan in the amount equal to 100% of the first 4% of eligible compensation that eligible employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Internal Revenue Code.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers do not participate in any defined benefit pension plans or nonqualified deferred compensation plans.

26	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s long-term strategic priorities, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

Clawback Policy

In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to adopt a clawback policy that complies with the final rule adopted by the SEC and the applicable listing standards adopted by the Nasdaq, with such clawback policy to be effective within the prescribed timeframe under such final rule and such listing standards.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Christine Wang, Chair

Dipan Patel

Elizabeth Hamren

The foregoing report of the Compensation Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

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Executive Compensation Tables

Summary Compensation Table

The following table describes the 2022, 2021 and 2020 compensation provided to our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dan Wernikoff Chief Executive Officer and Director	2022	500,000	—	4,394,410	5,131,984	360,000	12,200	10,398,594
	2021	649,616	—	3,249,988	14,773,725	187,500	—	18,860,829
	2020	800,000	250,000	—	3,401,916	—	—	4,451,916
Noel Watson Chief Financial Officer	2022	450,000	—	3,105,282	2,565,982	230,400	12,200	6,363,864
	2021	451,731	—	14,228,700	14,484,101	275,000	6,670	29,446,202
	2020	57,115(6)	300,000	5,000,000	—	—	—	5,357,115
Rich Preece Chief Operating Officer	2022	384,616	—	3,105,282	2,565,982	185,000	12,200	6,253,080
	2021	301,154	—	6,517,233	24,378,652	300,000	6,577	31,503,616
Shrisha Radhakrishna Chief Technology Officer and Chief Product Officer	2022	400,000	—	3,105,282	2,565,982	255,600	12,200	6,339,064
	2021	401,539	—	11,641,594	14,479,334	250,000	—	26,772,827
	2020	136,923(6)	93,000	4,000,000	—	—	—	4,222,923
Nicole Miller Executive Vice President, General Counsel and Secretary	2022	400,000	—	1,600,259	1,603,731	144,000	1,231	3,749,221

(1)	Salary amounts represent actual amounts earned. See the section titled “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Base Salary” above.
(2)

Amounts reported represent the aggregate grant-date fair value of RSU awards granted to our named executive officers under our 2021 Plan and our 2016 Stock Incentive Plan (the “2016 Plan”), as applicable, computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the stock-based awards reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023. Amounts reported in 2021 also include the incremental fair value related to modifications of stock awards granted in prior years. See “2021 Equity Award Modifications” below. The grant-date fair values of the RSU awards granted in 2021, excluding any incremental fair value related to modifications of RSU awards granted in prior years, to Messrs. Wernikoff, Watson, Preece and Radhakrishna were $3,249,988, $1,244,992, $1,999,984 and $1,254,988, respectively. The amounts in this column do not reflect the actual economic value that may be realized by the named executive officer.

(3)

Amounts reported represent the aggregate grant-date fair value of stock option awards granted to our named executive officers under our 2021 Plan and our 2016 Plan, as applicable, computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023. Amounts reported also include the incremental fair value related to modifications of stock option awards granted in prior years. See “2021 Equity Award Modifications” below. The grant-date fair values of the stock options granted in 2021, excluding any incremental fair value related to modifications of stock option awards granted in prior years, to Messrs. Wernikoff, Watson, Preece and Radhakrishna were $3,418,285, $1,309,465, $2,103,555 and $1,319,973, respectively. The amounts in this column do not reflect the actual economic value that may be realized by the named executive officer.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash bonus amounts paid to our named executive officers for the years indicated pursuant to our annual bonus plan.

(5)	Reflects the value of 401(k) contributions made by the Company.
(6)	Mr. Watson commenced his employment in November 2020. Mr. Radhakrishna commenced his employment in August 2020.

2021 Equity Award Modifications

In June 2021, in anticipation of our IPO and to provide an additional retention incentive for our executive officers, we modified the vesting conditions of certain stock options and RSUs granted to our executive officers in prior years. With respect to the modification of performance stock options, this was done so that they would not fully vest upon a liquidity event (which, in the case of Messrs. Preece, Radhakrishna and Watson, included our IPO) and instead continue to vest monthly over a four-year period measured from their original vesting commencement dates, subject to continued employment through the applicable vesting dates. The incremental stock-based compensation expense as a result of the modification for Mr. Wernikoff’s performance options, which is required to be reported in the Summary Compensation Table for 2021 above in accordance with applicable SEC rules, was measured using a Monte Carlo simulation immediately prior to the modification date and a Black-Scholes Option Pricing Model immediately after the modification date. Upon completion of our IPO, we recognized stock-based compensation expense for the modified performance option for which the service vesting condition had been satisfied through the effective date of the IPO and all remaining compensation is recognized thereafter over the remaining service period using the graded vesting method. With respect to the modified

28	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

stock options for Messrs. Preece, Radhakrishna and Watson, because the modified awards contained a performance condition that was satisfied upon the IPO, we remeasured the fair value of the performance options on the date of modification, also resulting in incremental fair value that is required to be reported in the Summary Compensation Table for 2021 above in accordance with applicable SEC rules. With respect to the time-based options, modifications were made to eliminate certain single-trigger change in control vesting and did not result in any incremental stock-based compensation that is required to be reported in the Summary Compensation Table for 2021 above. With respect to the RSUs, modifications were made to amend the severance vesting acceleration benefit applicable to the award so that the executive is only entitled to 12 months of accelerated vesting in the event of a qualifying termination not in connection with a change in control (as opposed to full acceleration) and the executive is only entitled to full acceleration in the event of a qualifying termination of employment that occurs on or within 24 months of a change in control.

The modifications to the RSUs also resulted in incremental stock-based compensation expense that is required to be reported in the Summary Compensation Table for 2021 above in accordance with applicable SEC rules. For Messrs. Wernikoff, Preece, Radhakrishna and Watson, the incremental fair value reported in the Option Awards column of the Summary Compensation Table for 2021 above as a result of the pre-IPO award modifications that were made at the time of our IPO is $11,355,440, $22,275,097, $13,159,361 and $13,174,636, respectively. For Messrs. Preece, Radhakrishna and Watson, the incremental fair value reported in the Stock Awards column of the Summary Compensation Table for 2021 as a result of the pre-IPO award modifications that were made at the time of our IPO is $4,517,249, $10,386,966 and $12,983,708, respectively. For avoidance of doubt, these amounts relate solely to the accounting incremental fair value related to the modification of awards granted in prior years and do not reflect the grant of new awards.

The table below breaks out new equity compensation value from the modification value reported in the Summary Compensation Table for 2021 for Messrs. Wernikoff, Preece, Radhakrishna and Watson:

Name	Award Type	Annual New Grant Value ($)(1)	Total Modification Value ($)	Total Equity Value Reported in Summary Compensation Table for 2021 ($)
Dan Wernikoff	RSU	3,249,988	—	3,249,988
	Option	3,418,285	11,355,440	14,773,725
Rich Preece	RSU	1,999,984	4,517,249	6,517,233
	Option	2,103,555	22,275,097	24,378,652
Shrisha Radhakrishna	RSU	1,254,988	10,386,966	11,641,954
	Option	1,319,973	13,159,361	14,479,334
Noel Watson	RSU	1,244,992	12,983,708	14,228,700
	Option	1,309,465	13,174,636	14,484,101

(1)

Amounts reported represent the aggregate grant-date fair value of RSU awards granted to our named executive officers under our 2021 Plan and our 2016 Plan, as applicable, computed in accordance with ASC 718.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	29

Grants of Plan-Based Awards in 2022

The following table includes information regarding RSUs and stock options granted to our named executive officers under our 2021 Plan during the year ended December 31, 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Dan Wernikoff	3/26/2022	—	—	—	310,559	—	—	4,394,410
	3/26/2022	—	—	—	—	776,397	$14.15	5,131,984
	—	—	$481,250	$721,875	—	—	—	—
Noel Watson	3/26/2022	—	—	—	155,279	—	—	2,197,198
	3/26/2022	—	—	—	—	388,197	$14.15	2,565,982
	8/18/2022	—	—	—	78,554	—	—	908,084
	—	—	$320,625	$480,938	—	—	—	—
Rich Preece	3/26/2022	—	—	—	155,279	—	—	2,197,198
	3/26/2022	—	—	—	—	388,197	$14.15	2,565,982
	8/18/2022	—	—	—	78,554	—	—	908,084
	—	—	$271,298	$406,947	—	—	—	—
Shrisha Radhakrishna	3/26/2022	—	—	—	155,279	—	—	2,197,198
	3/26/2022	—	—	—	—	388,197	$14.15	2,565,982
	8/18/2022	—	—	—	78,554	—	—	908,084
	—	—	$285,000	$427,500	—	—	—	—
Nicole Miller	3/26/2022	—	—	—	97,049	—	—	1,373,243
	3/26/2022	—	—	—	—	242,622	$14.15	1,603,731
	8/18/2022	—	—	—	19,638	—	—	227,015
	—	—	$200,000	$300,000	—	—	—	—

(1)

Amounts reported represent the aggregate grant-date fair value of RSU and stock option awards granted to our named executive officers during 2022 computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the RSU and stock option awards reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023.

30	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Outstanding Equity Awards as of December 31, 2022

The following table reflects information regarding outstanding unvested equity held by our named executive officers as of December 31, 2022:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Dan Wernikoff	2,872,116	755,820(2)	9.82(3)	9/19/2029	—	—
	2,720,952	906,984(4)	9.82(3)	9/19/2029	—	—
	90,680	199,497(5)	28.00	6/28/2031	—	—
	—	776,397(6)	14.15	3/26/2032	—	—
	—	—	—	—	79,799(5)	617,644
	—	—	—	—	310,559(6)	2,403,727
Noel Watson	397,784	365,963(4)	9.82	11/18/2030	—	—
	34,737	76,423(5)	28.00	6/28/2031	—	—
	—	388,197(6)	14.15	3/26/2032	—	—
	—	—	—	—	254,583(8)	1,970,472
	—	—	—	—	30,569(5)	236,604
	—	—	—	—	155,279(6)	1,201,859
	—	—	—	—	78,554(7)	608,008
Rich Preece	707,355	235,785(2)	9.82(3)	1/6/2030	—	—
	1,017,806	302,591(4)	9.82(3)	1/6/2030	—	—
	55,803	122,767(5)	28.00	6/28/2031	—	—
	—	388,197(6)	14.15	3/26/2032	—	—
	—	—	—	—	44,287(8)	342,781
	—	—	—	—	49,107(5)	380,088
	—	—	—	—	155,279(6)	1,201,859
	—	—	—	—	78,554(7)	608,008
Shrisha Radhakrishna	445,519	318,228(4)	9.82(3)	10/26/2030	—	—
	35,016	77,036(5)	28.00	6/28/2031	—	—
	—	388,197(6)	14.15	3/26/2032	—	—
	—	—	—	—	178,208(8)	1,379,330
	—	—	—	—	30,815(5)	238,508
	—	—	—	—	155,279(6)	1,201,859
	—	—	—	—	78,554(7)	608,008
Nicole Miller	238,671	143,203(2)	9.82(3)	9/23/2030	—	—
	493,253	270,494(4)	9.82(3)	9/23/2030	—	—
	41,852	92,075(5)	28.00	6/28/2031	—	—
	—	242,622(6)	14.15	3/26/2032	—	—
	—	—	—	—	57,281(8)	443,355
	—	—	—	—	36,831(5)	285,072
	—	—	—	—	97,049(6)	751,159
	—	—	—	—	19,638(7)	151,998

(1)	This amount reflects the fair market value of our common stock of $7.74 per share as of December 31, 2022.
(2)

25% of the total shares of common stock underlying this option vested on October 1, 2020 (for Mr. Wernikoff), December 2, 2020 (for Mr. Preece) or June 15, 2021 (for Ms. Miller), and the remaining 75% vest in equal quarterly installments over the three years following such date, as applicable, subject to continued service through each applicable vesting date.

(3)	On September 23, 2020, this option award was repriced and the strike price was modified to the strike price consummate with the then-current per-share fair market value.
(4)

1/48th of the total shares of common stock underlying this option vest each month following the vesting commencement date subject to continued service through each applicable vesting date. The vesting commencement date for the option is October 1, 2019 for Mr. Wernikoff, November 15, 2020 for Mr. Watson, November 15, 2019 for Mr. Preece, August 15, 2020 for Mr. Radhakrishna and May 15, 2020 for Ms. Miller.

(5)

These stock options and RSUs vested 25% on August 15, 2022 and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(6)

These stock options and RSUs vested 25% on February 15, 2023 and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(7)

These RSUs vest as to 25% on August 15, 2023 and the remainder of the award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(8)

These RSUs vested 25% on November 15, 2021 (for Mr. Watson), 25% on November 15, 2020 (for Mr. Preece), and 25% on August 15, 2021 (for Mr. Radhakrishna and Ms. Miller) and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

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Option Exercises and Stock Vested in 2022

The following table shows the stock options that were exercised and RSUs that vested during the year ended December 31, 2022 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Dan Wernikoff	—	—	36,272	441,283
Noel Watson	—	—	141,186	1,813,011
Rich Preece	—	—	66,608	843,525
Shrisha Radhakrishna	—	—	115,839	1,485,571
Nicole Miller	—	—	54,928	696,857

(1)

The value realized on vesting is determined by multiplying the number of RSUs that vested by the per-share closing price of our common stock on the vesting date. The values reported do not represent the actual cash value realized by the named individual upon the vesting of shares to the extent such individual did not immediately sell the shares upon vesting.

Executive Employment Agreements

Below are descriptions of the material terms of our employment agreements with each of our named executive officers. Each of our named executive officers has executed our standard form of confidential information and employee invention assignment agreement.

Agreement with Dan Wernikoff

We entered into an amended and restated employment agreement with Dan Wernikoff, our Chief Executive Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Wernikoff’s employment agreement in April 2022. The agreement, as amended, has no specific term and provides that Mr. Wernikoff is an at-will employee. Pursuant to the terms of the agreement, Mr. Wernikoff (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 100% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive RSUs and stock options effective upon the completion of our IPO (the “IPO Grants”) and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Wernikoff’s options so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Noel Watson

We entered into an amended and restated employment agreement with Noel Watson, our Chief Financial Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Watson’s employment agreement in March 2022. The agreement has no specific term and provides that Mr. Watson is an at-will employee. Pursuant to the terms of the agreement, Mr. Watson (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Watson’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

32	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Agreement with Rich Preece

We entered into an amended and restated employment agreement with Rich Preece, our Chief Operating Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Preece’s employment agreement in October 2021 and March 2022. The agreement, as amended, has no specific term and provides that Mr. Preece is an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Preece (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Preece’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Shrisha Radhakrishna

We entered into an amended and restated employment agreement with Shrisha Radhakrishna, our Chief Technology Officer and Chief Product Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Radhakrishna’s employment agreement in October 2021 and March 2022. The agreement, as amended, has no specific term and provides that Mr. Radhakrishna is an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Radhakrishna (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Radhakrisha’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Nicole Miller

We entered into an amended and restated employment agreement with Nicole Miller, our Executive Vice President and General Counsel, which became effective immediately prior to the effectiveness of our IPO. The agreement has no specific term and provides that Ms. Miller is an at-will employee. Pursuant to the terms of the agreement, Ms. Miller (a) is entitled to an annual base salary, currently set at $400,000, (b) is eligible for a target annual performance bonus, currently equal to 50% of her annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Ms. Miller’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Potential Payments and Benefits Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary or other cash compensation and accrued unused vacation pay, if applicable. Our named executive officers are also eligible for the following severance benefits subject to their timely execution and non-revocation of a release of claims in our favor.

Severance Benefits Outside of the Change in Control Period

Pursuant to the terms of the amended and restated employment agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or disability) or by the named executive officer for “good reason”, in either case outside of the 24-month period following a “change in control” (each term as defined in the named executive officer’s amended and restated employment agreement), or the Change in Control Period (as defined in the named executive officer’s amended and restated employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 12 months; (ii) reimbursement of the cost (to

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	33

the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months; (iii) immediate vesting acceleration of the named executive officer’s options that were granted to the named executive officer before the effectiveness of the named executive officer’s amended and restated employment agreement (the “Pre-Existing Option Grants”) to the extent outstanding and unvested as of the named executive officer’s employment termination date, in each case as to the number of shares subject to such award that otherwise would have vested had the named executive officer remained employed by us through the 12-month anniversary of the employment termination date; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and stock option awards granted effective upon the completion of our IPO (the “IPO Option Grant”), to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of (or, for the IPO Option Grant, 90 days following) the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

In addition, pursuant to the terms of Mr. Wernikoff’s amended and restated employment agreement, if, following the end of the year in which Mr. Wernikoff’s termination of employment occurs, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Wernikoff will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on Mr. Wernikoff’s employment termination date.

Severance Benefits Within the Change in Control Period

Pursuant to the terms of the amended and restated employment agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without cause (excluding by reason of death or disability) or by the named executive officer for good reason, in either case within the Change in Control Period, then the named executive officer will be eligible to receive the following severance benefits: (i) a lump sum cash payment equal to the sum of (a) 12 months (or 18 months in the case of Mr. Wernikoff) of the named executive officer’s then-current annual base salary, plus (b) a cash payment equal to 100% (or 150% in the case of Mr. Wernikoff) of the amount of the named executive officer’s then-current target annual performance bonus; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months (or 18 months in the case of Mr. Wernikoff); (iii) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants and, for Messrs. Preece, Radhakrishna and Watson and Ms. Miller, RSUs that were granted to them before the effectiveness of their respective amended and restated employment agreements (the “Pre-Existing RSU Grants”) to the extent outstanding and unvested as of the named executive officer’s employment termination date; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and IPO Option Grant, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

Severance Benefits in the Event of Termination Due to Death or Disability

Pursuant to the terms of the amended and restated employment agreements we entered into with our named executive officers, if a named executive officer’s employment with us terminates due to death or “disability” (as defined in the named executive officer’s amended and restated employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants and, for Messrs. Preece, Radhakrishna and Watson and Ms. Miller, Pre-Existing RSU Grants, to the extent outstanding and unvested immediately prior to the named executive officer’s termination of employment; and (ii) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and IPO Option Grant, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (i) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

34	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Benefits Payable Upon Termination or Change in Control Occurring on December 31, 2022

The following table provides information concerning the potential termination or change in control payments that would have been made to each named executive officer under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the named executive officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2022. In the following table, we use the term “qualifying termination” to refer to termination by us without cause or by the executive for good reason.

	Cash Severance ($)	Equity Acceleration Value ($)(1)	Health Benefits ($)	Total ($)
Dan Wernikoff
Qualifying Termination(2)	1,000,000	—	32,145	1,032,145
Qualifying Termination in Connection with Change in Control(3)	1,500,000	617,644	32,145	2,149,789
Death or Disability	—	783,626	—	783,626
Noel Watson
Qualifying Termination(2)	450,000	—	31,935	481,935
Qualifying Termination in Connection with Change in Control(3)	787,500	2,207,076	31,935	3,026,511
Death or Disability	—	2,800,192	—	2,800,192
Rich Preece
Qualifying Termination(2)	400,000	—	30,477	430,477
Qualifying Termination in Connection with Change in Control(3)	700,000	722,870	30,477	1,453,347
Death or Disability	—	917,129	—	917,129
Shrisha Radhakrishna
Qualifying Termination(2)	400,000	—	32,145	432,145
Qualifying Termination in Connection with Change in Control(3)	700,000	1,664,402	32,145	2,396,547
Death or Disability	—	2,111,683	—	2,111,683
Nicole Miller
Qualifying Termination(2)	400,000	—	—	400,000
Qualifying Termination in Connection with Change in Control(3)	600,000	728,427	—	1,328,724
Death or Disability	—	924,180	—	924,180

(1)

The equity acceleration value for each named executive officer is based upon the closing price of our common stock of $7.74 on December 30, 2022, which was the last trading day in 2022. For RSUs, the amounts included in equity acceleration value were determined by multiplying $7.74 by the number of unvested RSUs that would accelerate. For options, the amounts included in equity acceleration value were based on the difference between $7.74 and the exercise price of such options (or zero if the difference is negative) multiplied by the number of unvested stock options that would accelerate.

(2)

For Mr. Wernikoff, represents 12 months of base salary plus Mr. Wernikoff’s annual incentive bonus for 2022 assuming performance at the target level (500,000). For Messrs. Watson, Preece and Radhakrishna and Ms. Miller, represents 12 months of base salary.

(3)

For Mr. Wernikoff, represents 18 months of base salary plus 150% of Mr. Wernikoff’s annual incentive bonus for 2022 assuming performance at the target level ($750,000). For Messrs. Watson, Preece and Radhakrishna and Ms. Miller represents 12 months of base salary plus the annual incentive bonus for 2022 assuming performance at the target level ($337,500 for Mr. Watson, $300,000 for Mr. Preece and Mr. Radhakrishna and $200,000 for Ms. Miller).

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	35

Pay-Versus-Performance
O
ur Chief Executive Officer is the principal executive
o
fficer (“PEO”). The following table sets forth information concerning the compensation of our PEO and the other named executive officers for each of the fiscal years ended December 31, 2021 and 2022 and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total For Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	CEBITDA ($)(4)
					Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2022	10,398,594	(10,419,083)	5,676,307	(2,068,778)	20.45	44.15	(48,733,016)	80,878,805
2021	18,860,829 (5)	34,286,052	30,474,909 (5)	9,876,874	42.46	84.20	(108,663,739)	65,544,984

(1)	For the fiscal years ended December 31, 2021 and 2022, our PEO and remaining non-PEO named executive officers were as follows:

Year	PEO	Non-PEO Named Executive Officers

2022	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller
2021	Mr. Wernikoff	Messrs. Watson and Preece

(2)	The following table reflects the adjustments used to calculate compensation actually paid:

	2022		2021
	PEO	Average for Non- PEO Named Executive Officers	PEO	Average for Non- PEO Named Executive Officers
Total Reported in Summary Compensation Table	$10,398,594	$5,676,307	$18,860,829	$30,474,909
Minus: Reported SCT Value of Equity Awards (a)	$9,526,394	$5,054,445	$18,023,713	$29,804,343
Plus: Equity Award Adjustments (b)	($11,291,283)	($2,690,639)	$33,448,936	$9,206,308
Compensation Actually Paid	($10,419,083)	($2,068,778)	$34,286,052	$9,876,874

(a)
The amounts included in this column are the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable year. The total compensation reported in the Summary Compensation Table in 2021 for our PEO and
non-PEO
named executive officers includes the incremental fair value related to modifications of stock awards and option awards granted in prior years. See the section titled “Executive Compensation Tables—Summary Compensation Table—2021 Equity Award Modifications” above. For our named executive officers in 2021, the total modification value included in the reported value of equity awards in the Summary Compensation Table was as follows: Mr. Wernikoff ($11,355,440), Mr. Watson ($26,792,346) and Mr. Preece ($26,158,344).

(b)
The equity award adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation
S-K.
The amounts deducted or added in calculating the equity award adjustments are provided in the table below:

PEO
:

	Year End Fair Value of Awards Granted in the Year	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested During the Year	Total Equity Award Adjustments
2022	$4,835,790	($11,215,036)	($4,912,037)	($11,291,283)
2021	$3,424,266	$13,852,215	$16,172,454	$33,448,936
Non-PEO
:

	Year End Fair Value of Awards Granted in the Year	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested During the Year	Total Equity Award Adjustments
2022	$2,685,214	($4,153,945)	($1,221,908)	($2,690,639)
2021	$1,709,494	$4,450,824	$3,045,990	$9,206,308

36	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

(3)
Peer group total shareholder return reflects the Company’s peer group (Nasdaq CTA Internet Index) as reflected in our Annual Report on Form
10-K
for the year ended December 31, 2022 and filed with the SEC on March 1, 2023. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on June 30, 2021, the date of our IPO.

(4)
The Company’ most important financial performance measure is CEBITDA (Adjusted EBITDA + change in deferred revenue), a non-GAAP
measure. Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2022, which was filed with the SEC on
March 1, 2023.

(5)
The total compensation reported in the Summary Compensation Table in 2021 for our PEO and
non-PEO
named executive officers includes the incremental fair value related to modifications of stock awards granted in prior years. See the section titled “Executive Compensation Tables—Summary Compensation Table
—2021 Equity Award Modifications
” above. For our named executive officers
in
2021, the total modification value
included in
the
reported value of equity
awards
in the Summary Compensation Table

was as follows: Mr. Wernikoff ($11,355,440), Mr. Watson ($26,792,346) and Mr. Preece ($26,158,244).

Pay-Versus-Performance
Relationship Descriptions
We chose CEBITDA as our Company Selected Measure for evaluating
Pay-versus-Performance
because it is one of the key metrics used in our annual bonus plan. See above under “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Bonus Plan.”
The following graph reflects the relationship between the compensation actually paid or earned by our named executive officers and (i) the Company’s cumulative total stockholder return and (ii) the cumulative total stockholder return of the Nasdaq CTA Internet index (as disclosed above), in each case, assuming an initial fixed investment of $100 on June 30, 2021, the date of our IPO.
From June 30, 2021 to December 31, 2022, our cumulative TSR decreased by approximately 80%. Over the two years presented, the decline in cumulative TSR is driven by the decline in the Company’s stock price from $38.50 as of July 1, 2021, $16.07 as of December 31, 2021, to $7.74 as of December 31, 2022. This decline, in turn, led to a decrease in compensation actually paid to all of our named executive officers. Stock price is a large driver in the value of the equity incentive awards, which is a major component of compensation actually paid to the PEO and the average compensation actually paid to the
Non-PEO
named executive officers. The Nasdaq CTA Internet Index performed similarly over this time period, decreasing 56% from June 30, 2021 to December 31, 2022.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	37

The following graph compares the compensation actually paid to our PEO, the average compensation actually paid to our remaining named executive officers and net loss.

38	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

The following graph compares the compensation actually paid to our PEO, the average compensation actually paid to our remaining named executive officers and CEBITDA.

Tabular List of Financial Performance Measures
The following table presents the financial and
non-financial
measures that, in our assessment, represent the most important financial measures used by the Company to link compensation actually paid to our named executive officers to Company performance in 2022. CEBITDA (a financial performance measure) and subscription bookings and net bookings (each a non-financial
performance measure) are each used for purposes of determining cash payouts under the Company’s annual bonus plan. CEBITDA is the only financial performance measure we used to link compensation actually paid to our named executive officers to Company performance in 2022. See above under “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Bonus Plan.” Over time we have considered different performance measures to be the most important, and we would expect them to change in the future as well.

Most Important Performance Measures
CEBITDA Subscription Bookings Net Bookings

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	39

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2022. As of such date, we had outstanding awards under three equity compensation plans: our 2016 Plan, our 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise/vesting of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	25,343,525	$11.18	19,383,533
Equity compensation plans not approved by security holders	—	—	—
Total	25,343,525	$11.18	19,383,533

(a)	Consists of 8,877,864 shares issuable upon the vesting of outstanding RSUs and 16,465,661 shares issuable upon the exercise of stock options.
(b)	Excludes RSU awards which do not have an exercise price.
(c)

Excludes securities reflected in column (a). Includes 18,686,557 shares available for grant under the 2021 Plan and 6,248,169 shares available for grant under the ESPP, including shares subject to purchase during the purchase period in effect as of December 31, 2022. Excludes 9,541,639 and 2,862,491 shares that were added to the 2021 Plan and the ESPP, respectively, on January 1, 2023 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2031 equal to 5% of our outstanding shares as of the preceding December 31 in the case of the 2021 Plan and the lesser of 7,105,076 shares or 1.5% of our outstanding shares as of the preceding December 31 in the case of the ESPP (or such lesser amounts as approved by the Board). As of December 31, 2022, there were no shares available for future grants under the 2016 Plan.

40	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

PricewaterhouseCoopers LLP (“PwC”) has served as the Company’s independent registered public accounting firm since 2006 when the Company was privately held and has continued to serve as such since the Company’s IPO in June 2021. Our Audit Committee has re-appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The members of the Audit Committee believe that the continued retention of PwC would be beneficial for the Company. However, the Board and the Audit Committee value the opinion of our stockholders and consider the appointment of the Company’s independent registered public accounting firm to be an important matter of stockholder concern. As such, the appointment of PwC is being submitted to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify this appointment, the Audit Committee will consider the outcome of the vote in determining whether to retain PwC for the year ending December 31, 2023. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

One or more representatives of PwC are expected to be present at the Annual Meeting virtually, be available to respond to appropriate questions and will have an opportunity to make a statement, if desired.

Principal Accountant Fees and Services

The following is a summary of the aggregate fees billed to us by PwC for the years ended December 31, 2022 and December 31, 2021:

Fees (in thousands)	2022	2021
Audit Fees(1)	$3,625	$2,520
Audit-Related Fees	—	—
Tax Fees(2)	973	596
All Other Fees(3)	7	5

Total	$4,605	$3,121

(1)  Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements, including fees billed in connection with our filing of registration statements, including our IPO, which closed in July 2021.

(2)  Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.

(3)  All Other Fees relate to license fees for accounting research and disclosure checklist software.

Pre-Approval of Audit and Permissible Non-Audit Services Policy

The Audit Committee charter provides that the Audit Committee shall approve all audit and permissible non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. All of the services and fees identified in the table above were approved in accordance with SEC and PCAOB requirements and, following our IPO, pursuant to the pre-approval policy described in this paragraph.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	41

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Our Board unanimously recommends a vote “FOR” ratification of the appointment of PwC as our independent registered public accounting firm.

42	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the current listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PwC, and has discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from PwC, as required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon such review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee

John Murphy, Chair

Neil Tolaney

Christine Wang

The foregoing report of the Audit Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	43

Proposal 3:

Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers (commonly referred to as a “say-on-pay vote”). Because we were a newly public emerging growth company in 2021, we are eligible for a transition period prior to holding our first a say-on-pay vote. Starting no later than the third anniversary of our IPO, we will be required to provide our stockholders with the opportunity to cast a say-on-pay vote, and this Proposal 3 relates to the frequency of say-on-pay votes subsequent to our first such vote. We expect to hold our first say-on-pay vote at our 2024 annual meeting of stockholders.

By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future say-on-pay votes once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, our Board of Directors currently believes that future say-on-pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program.

We recognize that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future say-on-pay votes.

This vote is advisory and not binding on us or our Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future say-on-pay votes. The Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required

Under our Bylaws, this proposal regarding an advisory vote on the frequency of future executive compensation advisory votes requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). However, if no frequency option receives the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and voting on Proposal 3, our Board will consider the option receiving the highest number of affirmative votes as the preferred frequency option of our stockholders. Stockholders may vote “1 Year,” “2 Years,” “3 Years,” or “Abstain” with respect to this Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3.

Our Board unanimously recommends a vote, on an advisory basis, for “1 YEAR” as the preferred frequency for advisory votes on executive compensation.

44	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Certain Relationships and Related Party Transactions

The following includes a summary of transactions since January 1, 2022 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Other than as described below under this section, since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s length transactions.

Investors’ Rights Agreement

We previously entered into an investors’ rights agreement containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to this agreement are LucasZoom, the TCV entities and entities affiliated with Francisco Partners. This agreement terminated upon the closing of the IPO, except for the registration rights granted under the agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding common stock and such holder can sell its shares under Rule 144 of the Securities Act, or Rule 144.

Policies and Procedures For Related Person Transactions

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, a “Related Person Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships in which the Company and any Related Person, directly or indirectly, are, were or will be participants and in which the amount involved exceeds $120,000. The Audit Committee (or such other committee of the Board as may be designated by the Board of Directors) will review the material facts of all Related Person Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Audit Committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the Related Person Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified as soon as reasonably practicable.

All of the transactions described in this section were entered into prior to the adoption of this amended policy. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors considered this information when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	45

Beneficial Ownership of Securities

The following table sets forth information as of April 13, 2023 (or as of the date otherwise indicated below) regarding beneficial ownership by: each person known to us to beneficially own more than 5% of any class of our outstanding common stock; our directors and director nominees; each of our named executive officers (as listed in the Summary Compensation Table above); and all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, California 91203.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 12, 2023 (60 days after April 13, 2023) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after June 12, 2023 and any RSUs vesting/settling, as applicable, on or before June 12, 2023 that may be payable in cash or shares at LegalZoom’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The number of shares of common stock and percentage of beneficial ownership set forth below is computed on the basis of 191,199,204 shares of our common stock issued and outstanding as of April 13, 2023.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Beneficial Ownership (%)
5% Stockholders
Entities affiliated with LucasZoom, LLC(1)	38,012,988	19.9
Entities affiliated with Francisco Partners(2)	28,625,744	15.0
T. Rowe Price Associates, Inc.(3)	11,396,479	6.0
Entities affiliated with TCV(4)	14,302,073	7.5

Named Executive Officers and Directors
Dan Wernikoff(5)	6,955,451	3.6
Nicole Miller(6)	1,021,421	—
Rich Preece(7)	2,316,738	1.2
Shrisha Radhakrishna(8)	887,773	—
Noel Watson(9)	763,000	—
Jeffrey Stibel(10)	6,625,684	3.5
Dipanjan Deb(11)	28,625,744	15.0
Elizabeth Hamren(12)	22,594	—
John Murphy(13)	25,735	—
Dipan Patel(14)	38,012,988	19.9
Brian Ruder(15)	38,012,988	19.9
Neil Tolaney	40,000	—
Christine Wang	—	—
Sivan Whiteley(16)	23,564	—
All executive officers and directors as a group (14 persons)(17)	85,320,692	44.6

* Represents beneficial ownership of less than 1%.

(1)   The number of shares of our common stock beneficially owned by entities affiliated with LucasZoom, LLC (“LucasZoom”) is based on the Schedule 13G filed by LucasZoom with the SEC on February 15, 2022 (the “LucasZoom 13G”). LucaZoom S.A.R.L., a Luxembourg private company (“LZoom”) is the sole member of LucasZoom. Permira V L.P.2 is the controlling shareholder of LZoom. Permira V L.P.2 acts through its general partner, Permira V GP L.P., which acts through its general partner, Permira V GP Limited. Permira V GP Limited’s board of directors consists of Thomas Lister, Christopher Crozier, Alistair Boyle, Julie Preece, Simon Holden and Nigel Carey. Permira V GP Limited has indirect voting and investment power over the shares held by LucasZoom, LLC. According to the LucasZoom 13G, (i) the address for these entities is 3000 Sand Hill Road, Building 1, Suite 170, Menlo Park, CA 94025 and (ii) LucasZoom has shared voting and dispositive power with respect to 38,012,988 shares.

46	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

(2)

The number of shares of our common stock beneficially owned by entities affiliated with Francisco Partners (“Francisco”) is based on the Schedule 13G filed by Francisco with the SEC on February 14, 2022 (the “Francisco 13G”). 23,854,788 shares of common stock are held by FPLZ I, L.P. and (ii) 4,770,956 shares of common stock are held by FPLZ II, L.P. Francisco Partners GP V, L.P. (the “GP”) is the general partner of each of FPLZ I and FPLZ II, and Francisco Partners GP V Management, LLC (the UGP”) is the general partner of the GP. Francisco Partners Management, L.P. (“FPM LP”) serves as the investment manager for each of FPLZ I and FPLZ II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the Common Shares held, but each disclaims beneficial ownership. Dipanjan Deb, a member of our board of directors, David Golob, Ezra Perlman, Keith Geeslin, and Megan Karlen are members of FPM LP’s investment committee and share voting and dispositive power over the shares held by FPLZ I, L.P. and FPLZ II, L.P. As a result, the members of FPM LP’s investment committee may be deemed to have or share beneficial ownership of the shares held, but each member of the investment committee disclaims beneficial ownership of such shares. According to the Francisco 13G, (i) the address for these entities is One Letterman Drive, Building C—Suite 410, San Francisco, CA 94129 and (ii) FPLZ I has shared voting and dispositive power with respect to 23,854,788 shares. FPLZ II has shared voting and dispositive power over 4,770,956 shares; and each of FPM LP, the UGP and the GP has shared voting and dispositive power over 28,625,744 shares.

(3)

The number of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. (“TRP”) is based on the Schedule 13G filed by TRP with the SEC on February 14, 2022 (the “TRP 13G”). According to the TRP 13G, (i) the address of TRP is 100 E. Pratt Street, Baltimore, MD 21202 and (ii) TRP has sole voting power over 3,495,372 shares and sole dispositive power with respect to 11,396,479.

(4)

The number of shares of our common stock beneficially owned by entities affiliated with Technology Crossover Ventures (“TCV”) is based on the Schedule 13G filed by TCV with the SEC on February 14, 2022 (the “TCV 13G”). (i) 10,122,462 shares of common stock are held by TCV IX, L.P., (“TCV IX”) (ii) 1,714,832 shares of common stock are held by TCV IX (A), L.P. (“TCV IX (A)”), (iii) 540,614 shares of common stock are held by TCV IX (B), L.P. (“TCV IX (B)”), (iv) 782,809 shares of common stock are held by TCV Member Fund, L.P. (“Member Fund”) and (v) 1,141,356 shares of common stock are held by TCV IX (A) Opportunities, L.P. (“TCV IX (A) Opportunities” and together with TCV IX, TCV IX (A), TCV IX (B) and Member Fund, the “TCV Entities”). The general partner of Member Fund is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, TCV IX (A), TCV IX (A) Opportunities and TCV IX (B) is Technology Crossover Management IX L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX may be deemed to have the sole voting and dispositive power over the shares held the TCV Entities. Management IX may be deemed to beneficially own the securities held by the TCV Entities but disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV Entities except to the extent of his pecuniary interest therein. According to the TCV 13G, (i) the address of the entities is 250 Middlefield Road, Menlo Park, CA 94025, and (ii) Management IX has sole voting and dispositive power with respect to 14,302,073 shares; TCM IX has sole voting and dispositive power with respect to 13,519,264 shares; TCV IX has sole voting and dispositive power with respect to 10,122,462 shares; TCV IX (A) has sole voting and dispositive power with respect to 1,714,832 shares; TCV IX (A) Opportunities, L.P. has sole voting and dispositive power with respect to 1,141,356 shares; TCV IX (B) has sole voting and dispositive power with respect to 540,614 shares; and Member Fund has sole voting and dispositive power with respect to 782,809 shares.

(5)

Includes 26,665 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023 and 6,869,628 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 13, 2023.

(6)

Includes 18,960 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023 and 969,760 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 13, 2023.

(7)

Includes 25,241 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023 and 2,180,029 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 13, 2023.

(8)

Includes 37,965 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023 and 695,409 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 13, 2023.

(9)

Includes 44,307 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023 and 647,284 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 13, 2023.

(10)

Includes (i) 62,112 shares subject to options held by Mr. Stibel that are exercisable within 60 days of April 13, 2023; (ii) 13,584 shares subject to options held by Bryant Stibel Fund I (“BS Fund”) that are currently exerciseable; (iii) 294,326 shares held by the Escondido Children’s Trust; (iv) 537,779 shares held by Travron Trust; (v) 2,807,719 shares held by CES 2020 Trust and (vi) 2,807,719 shares held by JMS 2020 Trust. Mr. Stibel is the manager of Carbon Investments, LLC, which is a co-manager of BS Fund, and may be deemed to beneficially own the shares held by BS Fund. Mr. Stibel disclaims beneficial ownership of securities held by Escondido Children’s Trust, Travron Trust, and CES 2020 Trust, except to the extent of his pecuniary interest therein.

(11)

Consists of the shares held by Francisco Partners disclosed in footnote (2) above. Mr. Deb is a partner of Francisco Partners and may be deemed to beneficially own the shares held by Francisco Partners as disclosed in footnote (2). Mr. Deb has a direct and indirect interest in Francisco Partners GP V, L.P., which is the General Partner of Francisco Partners Management, L.P., which is the investment manager of, FPLZ I, L.P. and FPLZ II, L.P. In such capacities, if the General Partner or investment manager is deemed to be a beneficial owner, Mr. Deb disclaims any beneficial ownership, except to the extent of any pecuniary interest therein.

(12)	Includes 16,213 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023.
(13)	Includes 16,213 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023.
(14)

Consists of the shares held by LucasZoom, LLC disclosed in footnote (1) above. Mr. Patel is a member of the investment committee of Permira and may be deemed to beneficially own the shares held by LucasZoom, LLC as disclosed in footnote (1). In such capacity, if Permira is deemed to be a beneficial owner, Mr. Patel disclaims any beneficial ownership, except to the extent of any pecuniary interest therein.

(15)

Consists of the shares held by LucasZoom, LLC disclosed in footnote (1) above. Mr. Ruder is a member of the investment committee of Permira and may be deemed to beneficially own the shares held by LucasZoom, LLC as disclosed in footnote (1). In such capacity, if Permira is deemed to be a beneficial owner, Mr. Ruder disclaims any beneficial ownership, except to the extent of any pecuniary interest therein.

(16)	Includes 16,213 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023.
(17)

Includes 201,777 shares issuable upon the vesting of RSUs within 60 days of April 13, 2023 and 11,437,806 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 13, 2023.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	47

Questions & Answers About the Annual Meeting

Why am I receiving these materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2022 Annual Report on Form 10-K, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•

Proposal 1: To elect the one director nominee named in the Proxy Statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification.

•	Proposal 2: To ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

•	Proposal 3: To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

•

“FOR” the one director nominee named in the Proxy Statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification.

•	“FOR” ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

•	“1 YEAR” as the frequency of future advisory votes on executive compensation.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on April 13, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 191,199,204 shares of common stock were outstanding.

How can I participate at the Annual Meeting?

We are holding the Annual Meeting virtually via live audio webcast. Stockholders may participate in the Annual Meeting by visiting www.proxydocs.com/LZ. To participate in the Annual Meeting, you will need the control number provided on your Notice, or on your proxy card or voting instruction form that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process. The Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Pacific Time. See “Virtual Annual Meeting” for additional information.

48	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the virtual Annual Meeting.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote at the Virtual Annual Meeting. If you plan to vote at the virtual Annual Meeting, you will be given the opportunity to do so. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote virtually at the Annual Meeting, you may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Please visit www.proxydocs.com/LZ for additional information.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on June 5, 2023 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by:

•

delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern Time on June 5, 2023);

•

delivering a written notice of revocation to Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 prior to the voting of the proxy at the Annual Meeting; or

•	by voting at the Annual Meeting. Simply attending the virtual Annual Meeting will not revoke your proxy.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	49

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” the one Class II director nominee (Proposal 1), “FOR” ratification of the appointment of PwC (Proposal 2) and “1 YEAR” as the preferred frequency of future advisory votes on executive compensation (Proposal 3).

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 (the ratification of the appointment of PwC as our independent registered public accounting firm) is considered routine under applicable rules of the New York Stock Exchange, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

The presence, in person, by remote communication, or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares “present” at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. As a result, the one nominee who receives the highest number of shares voted “For” their election will be elected. Stockholders may vote “For” the director nominee or may “Withhold” their vote from the director nominee. “Withhold” votes and broker non-votes will have no effect on the outcome of the election.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. Under our Bylaws, the proposal regarding an advisory vote on the frequency of future executive compensation advisory votes requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). However, if no frequency option receives the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and voting on Proposal 3, our Board will consider the option receiving the highest number of affirmative votes as the preferred frequency option of our stockholders. Stockholders may vote “1 Year,” “2 Years,” “3 Years,” or “Abstain” with respect to this Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3.

50	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted through a live audio webcast at www.proxydocs.com/LZ, which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Benefits of a Virtual Annual Meeting

•

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

•

We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Attendance at the Virtual Annual Meeting

•	All stockholders of our common stock as of the Record Date may attend the Annual Meeting at www.proxydocs.com/LZ and vote their shares or ask questions during the Annual Meeting.

•	To attend and participate in the Annual Meeting by voting or asking questions, you will need the control number included on your proxy card, voting instruction form or Notice, as applicable.

•

If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.

•

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 8:45 a.m., Pacific Time, and the Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online login.

•

We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted in the Annual Meeting portal.

•	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Questions at the Virtual Annual Meeting

•

Stockholders will have the opportunity to submit questions beginning at 8:45 a.m. Eastern Time on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Questions will be limited to one per stockholder unless time otherwise permits.

•

Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual annual meeting platform.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	51

Submission of Stockholder Proposals and Nominations of Directors and Other Business

Proposals to be Included in Proxy Materials

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2024 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at investor@legalzoom.com or in writing, c/o our Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 no later than the close of business on December 28, 2023.

Nominations or Proposals Not Included in Proxy Materials

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at our 2024 annual meeting of stockholders (but not for inclusion in the proxy statement relating to such meeting). Notice of a nomination or other proposal of business must be delivered to the Company by email at investor@legalzoom.com or in writing, c/o our Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 30 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2024 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on February 7, 2024 and no later than the close of business on March 8, 2024. Nominations and proposals also must satisfy other requirements set forth in the bylaws.

For purposes of these proposals, “close of business” shall mean 6:00 p.m. Pacific Time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2024. If we change the date of our 2024 annual meeting of stockholders to a date that is before May 7, 2024, or after July 6, 2024, the written notice must be received by the later of the 60th day prior to our 2024 annual meeting of stockholders, or the 10th day following the day on which we publicly announce the date of our 2024 annual meeting of stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

52	2023 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Important Additional Information

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice or this Proxy Statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at investor@legalzoom.com or in writing, c/o our Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 or by telephone at (323) 962-8600 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements. Any requests for copies of information, reports or other filings with the SEC should be directed to General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203. The Annual Report and this proxy statement are also available online at https://investors.legalzoom.com.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

LegalZoom.com, Inc. ⬛ 2023 PROXY STATEMENT	53

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
P.O. BOX 8016, CARY, NC 27512-9903	Go To: www.proxypush.com/LZ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-506-4620
• Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ

LegalZoom.com, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 13, 2023

TIME:        Tuesday, June 6, 2023 9:00 AM, Pacific Time

PLACE:     Annual Meeting to be held live via the Internet - please visit

                  www.proxydocs.com/LZ for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dan Wernikoff and Nicole Miller (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of LegalZoom.com, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

LegalZoom.com, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

            FOR ON PROPOSALS 1 AND 2 AND 1 YEAR ON PROPOSAL 3

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Director
		FOR	WITHHOLD
	1.01 Sivan Whiteley	☐	☐			FOR

		FOR	AGAINST	ABSTAIN

2.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐		FOR

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN

3.	An advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	1 YEAR

4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date